UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________

SCHEDULE 14A INFORMATION

________________________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a–12

TransAct Technologies Incorporated

(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________________

(Name of the Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2026

To the Stockholders of TransAct Technologies Incorporated:

Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of TransAct Technologies Incorporated (the “Company”), a Delaware corporation, is scheduled to be held on Tuesday, May 26, 2026, at 10:00 a.m. Eastern Time. We are holding the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/TACT2026. As in prior years, the Annual Meeting will be held virtually via the Internet to permit expanded access, improved communication and cost savings for our stockholders. We believe that a virtual meeting is in the best interests of our stockholders because it enables stockholders to attend, participate and ask questions from around the world. As a result, you will not be able to attend the Annual Meeting at a physical location. Instead, you will be able to participate, submit questions and vote your shares electronically. To vote or ask questions at the Annual Meeting, you must retain your 16-digit control number. Please carefully review the accompanying Proxy Statement for further instructions on how to access the Annual Meeting.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

(1)    To elect six directors to each serve a one-year term expiring at the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

(2)    To ratify the selection of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for 2026;

(3)    To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement; and

(4)    To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on April 1, 2026 are entitled to notice of and to vote at the Annual Meeting.

Your vote is important. As always, we encourage you to submit your proxy as soon as possible and prior to the Annual Meeting via the Internet or by telephone even if you plan to participate in the Annual Meeting. If you receive a paper copy of the proxy card by mail, you may also complete, sign, date and return the proxy card promptly in the accompanying postage-prepaid envelope. Submitting your proxy will ensure that your shares are represented at the Annual Meeting, regardless of whether you attend the Annual Meeting, and will not prevent you from voting at the Annual Meeting. You may revoke your proxy at any time before it is exercised at the Annual Meeting by delivering to the Company a later-dated proxy card, delivering a written notice of revocation to the Company, submitting a later proxy via Internet or telephone, or voting at the Annual Meeting.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 26, 2026: The Proxy Statement for the Annual Meeting, the TransAct Technologies Incorporated 2025 Annual Report and the means to vote by Internet are available at www.proxyvote.com. This Proxy Statement and the TransAct Technologies Incorporated 2025 Annual Report are also available on our website at www.transact-tech.com by clicking on “Investor Relations” under the “About Us” dropdown menu and then selecting “2026 Annual Meeting Access” under the “News & Events” dropdown menu.

By Order of the Board of Directors,

Steven A. DeMartino
Secretary

Hamden, Connecticut

April 13, 2026

i

TRANSACT TECHNOLOGIES INCORPORATED
One Hamden Center
2319 Whitney Avenue
Suite 3B
Hamden, CT 06518

PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON MAY 26, 2026

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

On or about April 13, 2026, a Notice of Internet Availability of Proxy Materials (the “Notice”) is first being mailed to stockholders in connection with a solicitation of proxies by the Board of Directors (the “Board”) of TransAct Technologies Incorporated (“TransAct,” the “Company,” “we,” “us” or “our”) for use at the 2026 Annual Meeting of Stockholders of the Company and any adjournments or postponements, rescheduling or continuations thereof (the “Annual Meeting”), to be held on May 26, 2026, beginning at 10:00 a.m. Eastern Time. We are furnishing our proxy materials to stockholders primarily electronically, and the Notice informs stockholders that this Proxy Statement, the 2025 Annual Report and voting instructions are available online at www.proxyvote.com. As more fully described in the Notice, stockholders also may request paper copies of the proxy materials.

We are holding the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/TACT2026. Stockholders of record and beneficial owners as of the close of business on April 1, 2026 (the “Record Date”) may attend the Annual Meeting virtually and vote their shares at the Annual Meeting at www.virtualshareholdermeeting.com/TACT2026. Stockholders will have opportunities to participate, as they would at an in-person meeting, including the opportunity to vote and submit questions at the Annual Meeting using the directions on the Annual Meeting website. We intend to answer questions pertinent to Company matters as time allows at the Annual Meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. Stockholder questions related to personal matters, that are not pertinent to the Annual Meeting or other Company matters, or that contain derogatory references to individuals, use offensive language or are otherwise inappropriate, will not be addressed. To vote or ask questions at the Annual Meeting, you must log in at www.virtualshareholdermeeting.com/TACT2026 using your 16-digit control number, which can be found on your Notice, proxy card or voting instruction form. To be able to vote and submit questions at the Annual Meeting, you must retain your 16-digit control number.

If you are the beneficial owner of shares that are registered in the name of a broker, bank or other nominee, you may need to obtain a legal proxy and a control number from your broker, bank or other nominee to be able to vote and ask questions at the Annual Meeting. Beneficial owners with questions regarding attendance at, participation in or voting at the Annual Meeting should contact the broker, bank or other nominee in whose name their shares are registered. See “Voting Your Shares — Beneficial Owners” below.

Those without a control number may attend the Annual Meeting as guests but will not have the option to vote or to ask questions at the Annual Meeting. Please carefully review the section below titled “Attending the Annual Meeting” for further instructions on how to access the live webcast. If you encounter any difficulties accessing the webcast during registration or during the Annual Meeting, please call the technical support number that will be posted on the virtual meeting login page. Technical support will be available during the Annual Meeting and for 15 minutes before the start of the Annual Meeting.

Your vote is important. As always, we encourage you to submit your proxy as soon as possible and prior to the Annual Meeting via the Internet or by telephone even if you plan to participate in the Annual Meeting. If you receive a paper copy of the proxy card by mail, you may also mark, sign, date and return the proxy card promptly in the accompanying postage-prepaid envelope. Submitting your proxy now will ensure that your shares are represented at the Annual Meeting, regardless of whether you attend the Annual Meeting, and will not impact your ability to vote virtually at the Annual Meeting. You may revoke your proxy at any time before it is exercised at the Annual Meeting by delivering to the Company a later-dated proxy card, delivering a written notice of revocation to the Company, submitting a later proxy via Internet or telephone, or voting at the Annual Meeting.

Voting Rights and Eligibility

Stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each holder of common stock is entitled to cast one vote for each share of common stock held on the Record Date. There were 10,276,279 shares of common stock issued and outstanding and entitled to vote at the close of business on the Record Date.

Quorum

Shares representing a majority of the shares issued, outstanding and entitled to be voted at the Annual Meeting, present or represented by proxy at the Annual Meeting, will constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes are counted towards a quorum.

If a quorum is not present or represented by proxy at the Annual Meeting, the Company’s Amended and Restated By-Laws (the “By-Laws”) provide that the chair of the Annual Meeting, or the stockholders entitled to vote at the Annual Meeting, present at the Annual Meeting or represented by proxy, may adjourn the Annual Meeting, without notice other than announcement at the Annual Meeting, until a quorum is present or represented. At an adjourned meeting at which a quorum is present or represented, the Company may transact any business that might have been transacted at the Annual Meeting originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Broker Non-Votes

Brokers, banks or other nominees are not permitted to vote your shares with respect to proposals that are deemed “non-routine” without instructions from you because such holders do not have discretionary voting power on “non-routine” proposals. Accordingly, a broker non-vote occurs when a broker, bank or other nominee holds shares for a beneficial owner but is not empowered to vote on a particular proposal because the proposal is considered “non-routine” and the beneficial owner has not provided voting instructions on that proposal. The election of directors and the non-binding, advisory vote on the compensation of our named executive officers are deemed to be “non-routine” matters. As a result, if your shares are held in the name of a broker, bank or other nominee and you do not instruct the broker, bank or other nominee how to vote with respect to any such proposal, your shares will not be counted as having been voted on that proposal. However, the ratification of our independent registered public accounting firm is considered a “routine” matter. Therefore, your broker, bank or other nominee would have discretion to vote on this proposal without having received timely voting instructions from you.

Voting Your Shares

You may vote “For” or “Withhold” with respect to the election of each of the director nominees. For the ratification of our independent registered public accounting firm and the non-binding, advisory vote on executive compensation, you may vote “For” or “Against” or “Abstain” from voting on each proposal.

Stockholders of Record

If you hold shares in your name as a holder of record, you are considered the “stockholder of record” with respect to those shares. If you are a stockholder of record with shares registered in your name, you may vote by one of the following methods:

•        At the Annual Meeting — To vote at the Annual Meeting, you must visit the virtual meeting website at www.virtualshareholdermeeting.com/TACT2026, log in using your 16-digit control number and follow the voting instructions on the website.

•        Via the Internet — To submit your proxy by Internet, go to www.proxyvote.com and follow the instructions on the secure website. The deadline for proxy submission via the Internet is 11:59 p.m. Eastern Time on May 25, 2026.

•        By Telephone — To submit your proxy by telephone, call 1-800-690-6903 and follow the instructions. The deadline for proxy submission by telephone is 11:59 p.m. Eastern Time on May 25, 2026.

•        By Mail — To submit your proxy by mail, complete, sign and date your proxy card and mail it in the pre-addressed postage-paid envelope that accompanies the proxy card. Proxy cards submitted by mail must be received prior to the Annual Meeting in order for your shares to be voted in accordance with the instructions therein.

If your shares are held in more than one account, you may receive more than one Notice or, if applicable, set of printed proxy materials. In that case, you are urged to vote all of your shares by following the instructions and using the control number provided on each Notice or by signing, dating and returning each proxy card you receive from the Company in the postage-paid envelope provided. If you submit your proxy by telephone or via the Internet by visiting www.proxyvote.com, please do so once for each Notice or proxy card you receive to ensure that all of your shares are voted.

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” In that case, you may receive a separate voting instruction form, or you may need to contact your broker, bank or other nominee to determine whether you will be able to provide voting instructions electronically via the Internet. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by submitting voting instructions in accordance with the directions outlined by the broker, bank or other nominee. If your shares are held in more than one account or through multiple brokers, banks or other nominees, you may receive multiple voting instruction forms. Please follow the instructions on each such form you receive to ensure that all of your shares are voted in accordance with your instructions.

In the event you are considered the beneficial owner of shares held in “street name” and you wish to vote at the Annual Meeting, you must obtain a valid proxy and a control number from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials or contact your broker, bank or other nominee to request a proxy form. For instructions on how to vote at the Annual Meeting, see below under “Attending the Annual Meeting.”

Failure to Specify Voting Instructions; Board Recommendation

All validly submitted proxies will be voted in accordance with the instructions they contain, unless properly and timely revoked. If you return a signed and dated proxy card but do not specify your voting instructions with respect to a particular proposal, your shares will be voted in accordance with the recommendations of our Board. The Board recommends that you vote:

•        Proposal 1 — “FOR” the election of each of John M. Dillon, Audrey P. Dunning, Daniel M. Friedberg, Randall S. Friedman, Emanuel P. N. Hilario and Haydee Ortiz Olinger to serve a one-year term until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

•        Proposal 2 — “FOR” the ratification of the selection of CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered public accounting firm for 2026; and

•        Proposal 3 — “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

A valid proxy also authorizes the individuals named as proxies to vote your shares in their discretion on any other matters that, although not described in this Proxy Statement, are properly presented for action at the Annual Meeting, to the extent permitted by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of the date of this Proxy Statement, the Board is not aware of any matter which is to be presented for action at the Annual Meeting other than the matters described in this Proxy Statement. Should any other matter requiring a vote of stockholders properly arise at the Annual Meeting, the proxies confer upon the persons named in the accompanying proxy card the authority to vote in respect of any such other matter in their discretion, to the extent permitted by Rule 14a-4(c) of the Exchange Act.

Required Vote

Directors are elected by a plurality of the votes of the shares present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. In an uncontested election like the election at the Annual Meeting, where the number of nominees does not exceed the number of seats available, a nominee who receives any “For” votes will be elected. If you “Withhold” authority to vote on any nominee’s election, this will not have an impact on the outcome of the voting with respect to the election of directors. Broker non-votes also will have no effect on the outcome of the voting with respect to the election of directors.

The affirmative vote of the holders of a majority of the voting power of the stock present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to ratify the selection of CBIZ as the Company’s independent registered public accounting firm for the 2026 fiscal year. Abstentions, in effect, count as negative votes because they are shares present or represented by proxy that are entitled to vote and are not voted in the affirmative. Brokers, banks and other nominees will have discretion to vote on the ratification of the appointment of CBIZ as the Company’s independent registered public accounting firm for fiscal year 2026 in the absence of voting instructions from the beneficial owner, so we do not anticipate any broker non-votes on this proposal. In the event that stockholders do not ratify the appointment of CBIZ, the Audit Committee will reconsider the appointment but will not be obligated to change the Company’s independent registered public accounting firm.

The proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. For such proposal, abstentions in effect count as negative votes, because they are shares present or represented by proxy at the Annual Meeting that are entitled to vote and are not voted in the affirmative. Broker non-votes are not counted as part of the vote total (because they represent shares that are not “entitled to vote” on such proposal) and have no effect on the outcome of the voting with respect to such proposal. The vote for the approval of the compensation of our named executive officers is on an advisory basis and is therefore non-binding.

Revocation of Proxies

You may revoke your proxy at any time before your shares are voted at the Annual Meeting by: (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy card bearing a later date, or (iii) voting at the Annual Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed to the Company as follows: TransAct Technologies Incorporated, One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518, Attention: Secretary. A later-dated proxy card or written revocation must be received before the Annual Meeting by the Secretary of the Company. A stockholder may also revoke a proxy by submitting a new proxy via the Internet at www.proxyvote.com or by phone at 1-800-690-6903 no later than 11:59 p.m. Eastern Time on May 25, 2026. Attendance at the Annual Meeting does not, without further action, revoke the appointment of a proxy; however, you may revoke a previously submitted proxy by voting virtually at the Annual Meeting before your proxy is exercised. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/TACT2026; to vote at the Annual Meeting, you will need to log in with the 16-digit control number located on your Notice, proxy card or voting instruction form. A proxy appointment will not be revoked by death or supervening incapacity of the stockholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with the Company’s Secretary or other person responsible for tabulating votes on behalf of the Company.

Solicitation of Proxies

This proxy solicitation is being made by the Board. The cost of the solicitation will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile, email, or other electronic means by officers, directors and employees of the Company. We will not specially compensate those persons for such solicitation activities. Although we do not expect to do so, we may retain a proxy soliciting firm to assist us in soliciting proxies. If so, we would pay the proxy soliciting firm a fee and reimburse it for certain out-of-pocket expenses. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of common stock held of record by such persons, and we will reimburse such persons for their reasonable expenses incurred in forwarding the materials.

Attending the Annual Meeting

You are entitled to participate in the Annual Meeting if you were a stockholder of record as of the close of business on the April 1, 2026 Record Date, or if you hold a legal proxy for the Annual Meeting provided by your broker, bank or other nominee. Guests may also attend the Annual Meeting virtually but will not be able to ask questions or vote at the Annual Meeting. The Annual Meeting will be held virtually via the Internet to permit expanded access, improved communication and cost savings for our stockholders. As a result, you will not be able to attend the Annual Meeting in person at a physical location. TO ENSURE THAT YOU ARE ABLE TO VOTE AND ASK QUESTIONS AT THE ANNUAL MEETING, YOU MUST RETAIN YOUR 16-DIGIT CONTROL NUMBER.

The Annual Meeting is scheduled to be held on May 26, 2026 at 10:00 a.m. Eastern Time via live webcast. You can access the Annual Meeting online at www.virtualshareholdermeeting.com/TACT2026. We encourage you to access the meeting prior to the start time and to leave ample time to log in. To be able to vote at and ask questions at the Annual Meeting, you will need to enter your 16-digit control number, which is located on your Notice, proxy card or voting instruction form.

Information about the Notice of Internet Availability of Proxy Materials

Instead of mailing a printed copy of our proxy materials, including our 2025 Annual Report, to all of our stockholders, we provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 13, 2026, the Notice is first being mailed to stockholders of record as of the April 1, 2026 Record Date, and this Proxy Statement, the 2025 Annual Report and voting instructions are available online at www.proxyvote.com. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set or emailed copy of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Multiple Copies of Notice, Annual Report and Proxy Statement

We have adopted a procedure approved by the Securities and Exchange Commission (the “SEC”) called householding. Under this procedure, we will deliver only one copy of the Notice or, if applicable, one copy of our 2025 Annual Report and one copy of this Proxy Statement and any other proxy materials to stockholders of record who share the same address, unless we have received contrary instructions from one or more of the affected stockholders. This procedure reduces duplicate mailings and saves printing costs, postage fees and natural resources. Stockholders of record who participate in householding will continue to have access to and utilize separate proxy cards or proxy voting instructions.

Similarly, brokers, banks and other nominees holding shares of Company common stock in “street name” for more than one beneficial owner with the same address may deliver only one Notice or if applicable, one copy of our 2025 Annual Report and one copy of this Proxy Statement and any other proxy materials to that address unless one or more of the affected stockholders have requested separate copies.

Upon written or oral request, we will promptly deliver a separate copy of the Notice or, if applicable, our 2025 Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice or, if applicable, the 2025 Annual Report and other proxy materials, or to receive separate copies in the future, or if stockholders sharing an address have received more than one copy of any of these documents and desire to only receive one, you may write to TransAct Technologies Incorporated, One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518, Attention: Secretary, or call the Secretary at (203) 859-6800. If your shares are held in “street name” and you want to increase or decrease the number of copies of our notice of Internet availability of proxy materials or, if applicable, our annual report and proxy statement delivered to your household in the future, you should contact the broker, bank or other nominee who holds the shares on your behalf.

Smaller Reporting Company — Scaled Disclosure

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as amended, as indicated herein, we have elected to comply with certain scaled disclosure requirements applicable to “smaller reporting companies” with respect to certain portions of the executive compensation disclosure in this Proxy Statement. Accordingly, we provide disclosure regarding the compensation of three named executive officers, rather than five, disclose the compensation of these officers for the last two fiscal years, rather than three, provide scaled pay versus performance disclosure pursuant to Item 402(v) of Regulation S-K (including disclosure for fewer fiscal years than would otherwise be required), and omit compensation committee interlocks disclosure and certain compensation tables that are not required to be included in proxy statements of smaller reporting companies. However, we have elected to voluntarily provide Compensation Discussion and Analysis disclosure and a Compensation Committee Report in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock as of April 1, 2026 by: (i) each person known by the Company to own beneficially more than 5% of the Company’s common stock; (ii) each director or nominee for director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table; and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated, each of the persons named in the table has sole voting power and sole dispositive power with respect to the shares set forth opposite such person’s name and the address of the holder is One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518.

Name of Beneficial Owner —————————————	Shares Beneficially Owned —————–	Percent of Class(12) —————
More than 5% Stockholders:
Poplar Point Capital Management LLC(1)	1,183,448	11.52%
325 Capital LLC(2)	1,029,589	10.02%
Silverberg Bernstein Capital Management LLC(3)	604,118	5.88%
B. Riley Financial, Inc.(4)	600,010	5.84%
Richard E. Fearon, Jr.(5)	526,357	5.12%
Directors, Executive Officers and Director Nominees:
Daniel M. Friedberg(6)	1,029,589	10.02%
Steven A. DeMartino(7)	412,474	3.93%
John M. Dillon(8)	337,618	3.26%
Brent Richtsmeier(9)	90,598	*
Haydee Ortiz Olinger	34,560	*
Emanuel P. N. Hilario	29,100	*
Randall S. Friedman	21,800	*
Audrey P. Dunning(10)	19,300	*
All current directors and executive officers as a group (11 persons)(11)	2,063,164	19.24%

____________

*        Less than 1% of the outstanding common stock.

(1)      The information listed in the table and this footnote is based solely on the Schedule 13G/A filed on March 13, 2026 by Poplar Point Capital Management LLC (“PPCM”), Poplar Point Capital Partners LP (“PPCP”), Poplar Point Capital GP LLC (“PPCGP”) and Jad Fakhry (collectively, the “reporting persons”) reporting the beneficial ownership of the reporting persons as of March 12, 2026. PPCM is the investment manager for PPCP. PPCGP is the general partner of PPCP. Mr. Fakhry is the manager of, and owns a controlling interest in, PPCM and PPCGP. The Schedule 13G/A reports that the reporting persons have shared voting power and shared dispositive power over 1,183,448 shares. The principal business address of each of the reporting persons as reported in the Schedule 13G/A is c/o Poplar Point Capital Management LLC, 330 Primrose Road, Suite 400, Burlingame, CA 94010.

(2)     The share ownership for 325 Capital LLC in the table includes (i) 1,011,789 shares reported as beneficially owned in a Schedule 13D/A filed on March 31, 2022 by 325 Capital Master Fund LP (“325 Master Fund”), 325 Capital GP, LLC (“325 Capital GP”), 325 Capital LLC (“325”), Michael Braner, Daniel Friedberg and Anil Shrivastava (collectively, the “325 reporting persons”), (ii) 16,100 shares issued upon vesting of RSUs granted to Mr. Friedberg under the Company’s 2014 Equity Incentive Plan, and (iii) 1,700 shares underlying RSUs granted to Mr. Friedberg under the Company’s 2014 Equity Incentive Plan that are scheduled to convert to shares of common stock within 60 days following April 1, 2026. Based solely on Schedules 13D/A filed on February 3, 2022, February 10, 2022 and March 31, 2022 by the 325 reporting persons, (a) the principal business of 325 Master Fund is investing in securities, (b) the principal business of 325 Capital GP is serving as the general partner of 325 Master Fund and certain affiliated funds, (c) the principal business of 325 is serving as the investment manager to 325 Master Fund and to certain affiliated funds and separately managed accounts (collectively, the “SMAs”), (d) Messrs. Braner, Friedberg, and Shrivastava are Managing Members of 325, (e) 325 Master Fund and 325 Capital GP share voting and dispositive power with respect to 225,328 shares reported in the Schedules 13D/A to be beneficially owned, and (f) 325 and Messrs. Braner, Friedberg and Shrivastava share voting and dispositive power with respect to all 1,011,789 shares reported in the Schedules 13D/A to be beneficially owned, including 786,461 shares held in the SMAs. 325 and Messrs. Braner, Friedberg and Shrivastava also share voting and dispositive power with respect to the 8,275 shares issued upon vesting of RSUs granted to Mr. Friedberg and the 1,700 shares underlying RSUs granted to Mr. Friedberg that are scheduled to convert to shares of common stock within 60 days following April 1, 2026. The address of each of the 325 reporting persons, except for 325 Master Fund, is 757 Third Avenue, 20th Floor, New York, NY 10017. The address of 325 Master Fund as reported in the Schedules 13D/A is 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands.

(3)      The information listed in the table is based solely on the Schedule 13G/A filed on February 17, 2026 by Silverberg Bernstein Capital Management LLC (“Silverberg Bernstein”) reporting the beneficial ownership of the reporting person as of February 17, 2026 (the “2026 Schedule 13G/A”). The 2026 Schedule 13G/A reports that Silverberg Bernstein has sole voting power and sole dispositive power over 604,118 shares. The address of the reporting person as reported in the 2026 Schedule 13G/A is 4 Miller Circle, Armonk, NY 10504. A Schedule 13G/A filed on January 5, 2024 by Jeffrey M. Bernstein and Irwin Silverberg reporting the beneficial ownership of such reporting persons as of December 31, 2023 (the “2024 Schedule 13G/A”) reports that each of Mr. Bernstein and Mr. Silverberg has shared voting power and shared dispositive power over 818,167 shares. According to the 2024 Schedule 13G/A, Messrs. Bernstein and Silverberg jointly manage LPOA brokerage accounts at the introducing broker Beech Hill Securities and as principals in Silverberg Bernstein. Messrs. Bernstein and Silverberg disclaim beneficial ownership of these shares. The address of each of Messrs. Bernstein and Silverberg as reported in the 2024 Schedule 13G/A is c/o Silverberg Bernstein Capital Management LLC, 4 Miller Circle, Armonk, NY 10504.

(4)      The information listed in the table and this footnote is based solely on the Schedule 13D/A filed on September 3, 2025 by B. Riley Financial, Inc. (“BRF”), B. Riley Securities, Inc. (“BRS”), BRF Investments, LLC (“BRFI”) and Bryant R. Riley reporting the beneficial ownership of the reporting persons as of September 3, 2025. BRS has sole voting power and sole dispositive power over 100,010 shares owned directly by BRS, and BRFI has shared voting power and shared dispositive power over 500,000 shares owned directly by BRFI. As reported in the Schedule 13D/A, BRF is the parent company of BRFI. As a result, BRF may be deemed to indirectly beneficially own the shares held by BRFI. The Schedule 13D/A also indicates that BRF may be deemed to indirectly beneficially own the shares held by BRF. Mr. Riley is the Co-Chief Executive Officer and Chairman of the Board of Directors of BRF and may be deemed to beneficially own the shares held directly by BRFI and BRS. The Schedule 13D/A reports that each of BRF and Mr. Riley has shared voting power and shared dispositive power over the 600,010 shares held directly by BRFI and BRS. Mr. Riley disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of each of the reporting persons as reported in the Schedule 13D/A is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025.

(5)      The information listed in the table and this footnote is based solely on the Schedule 13D filed on January 9, 2024 by Accretive Capital Management, LLC (“ACM”), Accretive Capital Partners, LLC (“ACP”) and Richard E. Fearon, Jr. reporting the beneficial ownership of the reporting persons as of January 3, 2024. ACM is the manager of ACP, and Mr. Fearon is the managing member of ACM. The Schedule 13D reports that Mr. Fearon has sole voting power and sole dispositive power over 526,357 shares, including 481,302 shares held directly by ACP, and that ACP and ACM each have shared voting power and shared dispositive power over the 481,302 shares held directly by ACP. The address of the principal office of each of the reporting persons as reported in the Schedule 13D is c/o Accretive Capital Management, LLC, 85 Wall Street, Madison, Connecticut 06443.

(6)      Consists of the shares beneficially owned by 325 and its affiliates, as detailed in note (2) above, including 1,700 shares underlying RSUs granted under the Company’s 2014 Equity Incentive Plan that are scheduled to convert to shares of common stock within 60 days following April 1, 2026.

(7)      Includes (a) 214,525 shares subject to options granted under the Company’s 2014 Equity Incentive Plan that are currently exercisable and (b) 10,100 shares underlying RSUs granted under the Company’s 2014 Equity Incentive Plan that are scheduled to convert to shares of common stock within 60 days following April 1, 2026.

(8)      Includes 69,300 shares subject to options granted under the Company’s 2014 Equity Incentive Plan that are currently exercisable.

(9)      Includes (a) 54,275 shares subject to options granted under the Company’s 2014 Equity Incentive Plan that are currently exercisable and (b) 6,325 shares underlying RSUs granted under the Company’s 2014 Equity Incentive Plan that are scheduled to convert to shares of common stock within 60 days following April 1, 2026.

(10)    Includes 1,700 shares underlying RSUs granted under the Company’s 2014 Equity Incentive Plan that are scheduled to convert to shares of common stock within 60 days following April 1, 2026.

(11)    Includes (a) a total of 445,475 shares subject to options granted under the Company’s 2014 Equity Incentive Plan that are currently exercisable or to become exercisable within 60 days following April 1, 2026, and (b) a total of 29,825 shares underlying RSUs granted under the Company’s 2014 Equity Incentive Plan that are scheduled to convert to shares of common stock within 60 days following April 1, 2026.

(12)    Percentage ownership is calculated based on 10,276,279 shares of common stock outstanding as of April 1, 2026. In accordance with Rule 13d-3 under the Exchange Act, shares subject to options that are currently exercisable or to become exercisable by the reporting person within 60 days following April 1, 2026 and RSUs held by the reporting person that are scheduled to convert to shares of common stock within 60 days following April 1, 2026 are counted as outstanding for the purpose of calculating such reporting person’s percentage ownership, but are not counted as outstanding for the purpose of calculating the percentage ownership of any other reporting person.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Based on a review of the Forms 3, 4 and 5 filed by such reporting persons and written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its directors, officers and 10% owners were timely complied with for fiscal year 2025 and prior years except as previously reported and except that, due to a delay in obtaining EDGAR filing codes, Dana Loof filed on January 8, 2026 (i) a Form 3 reporting her equity ownership upon commencement of her employment as Chief Marketing Officer on December 15, 2025, and (ii) a Form 4 reporting a grant of RSUs made to her on December 15, 2025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company maintains a Related Party Transactions Policy relating to the identification, review and approval of related party transactions, consistent with the requirements of The Nasdaq Global Market (“Nasdaq”) and the SEC. The Related Party Transactions Policy, which is administered by our Audit Committee, is set forth in our Standards of Business Conduct and Code of Ethics (the “Code of Ethics”) available on our website at www.transact-tech.com by clicking on “Investor Relations” under the “About Us” dropdown menu and then clicking on “Documents & Charters” under the “Governance” dropdown menu.

In particular, the Code of Ethics requires all directors, officers and employees to avoid any situation that involves an actual or apparent conflict of interest in personal and professional relationships or with their duty to, or with any interest of, the Company, including engaging in “Related Party Transactions” unless approved or ratified by the Audit Committee. The term “Related Party Transaction” means any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the Company or any of its subsidiaries or Controlled Affiliates (as such term is defined in the policy) is or will be a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, and (iii) any Related Party has or will have a direct or indirect interest. A “Related Party” is defined as any person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if such person does not presently serve in that role) an executive officer, director or nominee for director of the Company, any stockholder owning more than 5% of any class of the Company’s voting securities, or an immediate family member of any such person.

The Chair of the Audit Committee must be notified before a Related Party engages in a Related Party Transaction. The Audit Committee is then responsible for reviewing the transaction. No transaction determined to be a Related Party Transaction will be approved or ratified if the transaction is contrary to the best interests of the Company and its stockholders. In determining whether to approve or ratify a Related Party Transaction, the Audit Committee takes into account such factors as it deems appropriate, which may include whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction.

Emanuel P.N. Hilario, one of the Company’s directors, serves as President and Chief Executive Officer of The ONE Group Hospitality, Inc. (“The ONE Group”), and Haydee Ortiz Olinger, another Company director, serves on the Board of Directors of The ONE Group. From time to time, the Company sells food service technology products to The ONE Group. In 2025 and 2024, the Company’s sales of such products to The ONE Group totaled $161 thousand and $117 thousand, respectively. The transactions were made in the ordinary course of business and were conducted on an arm’s-length basis on terms substantially equal to those offered to persons who are not Related Parties and were approved and ratified by the Audit Committee. The Company expects to make additional sales to The ONE Group going forward in accordance with the Related Party Transactions Policy.

CORPORATE GOVERNANCE

The Company strives to maintain corporate governance practices that benefit the long-term interests of the Company’s stockholders by clearly outlining the Company’s duties and responsibilities, providing a framework for active and fruitful discussions among the members of the Board and between the Board and management, and avoiding conflicts of interest and other legal and ethical problems. Accordingly, the Company’s corporate governance practices are designed not only to satisfy regulatory requirements, but also to provide for effective management of the Company.

Information on the Company’s corporate governance practices is available by accessing our website at www.transact-tech.com and clicking on “Investor Relations” under the “About Us” dropdown menu and then clicking on “Documents & Charters” under the “Governance” dropdown menu. The information on the website includes the Company’s Corporate Governance Principles, the charters of the Board Committees, and the Code of Ethics, which is applicable to all directors, officers and employees of the Company and its subsidiaries, including the Chief Executive Officer (Principal Executive Officer) (“CEO”), Chief Financial Officer (Principal Financial Officer) (“CFO”), Chief Accounting Officer (Principal Accounting Officer) (“CAO”) and Global Corporate Controller. The directors’ attendance at the Annual Meeting of Stockholders is encouraged, but we have no formal policy that requires attendance. Five of the six members of the Board attended the Company’s 2025 Annual Meeting of Stockholders virtually.

Corporate Social Responsibility and Governance Highlights

The Board and management believe that corporate social responsibility and good corporate governance promote accountability to stockholders, enhance investor confidence in the Company and support long-term value creation.

We advance these efforts through our concern for the well-being of our people and communities, and by conducting business fairly and ethically, with respect for human rights, compliance with laws and regulations, and adherence to rigorous policies, including the Code of Ethics.

Supply Chain Responsibility at TransAct

At TransAct, we work to implement sustainable business practices that minimize harm and maximize benefits to the environment from which materials are sourced through our products’ end-of-life. We have resolved to use sustainable materials in our products to the extent available and possible in furtherance of our commitment to supply chain responsibility. We have implemented a Conflict Minerals Policy that aligns our practices with industry peer standards such as the Responsible Business Alliance (formerly known as the Electronic Industry Citizenship Coalition) and the Global e-Sustainability Initiative (“GeSI”). Our suppliers are expected to adopt policies and management systems with respect to conflict minerals for their own operations, and that of their suppliers, and to conduct due diligence reviews. As part of our conflict minerals due diligence program, we survey our suppliers directly and expect them to respond in a timely manner and with full disclosures.

We are also committed to satisfying our customers’ product and service requirements as well as the ISO 9001:2015 requirements through our quality management processes. Our Supplier Quality Manual ensures that our products meet quality standards and are delivered on time with proper verification procedures. We offer factory-trained technicians to service, supply and provide spare parts for our products. In addition, TransAct will take back, at no charge, anything it sells and will recycle parts or products in a way that meets or exceeds the European WEEE (Waste Electrical and Electronic Equipment) directive or its equivalent in any country we do business. Our processes are also compliant with California’s Proposition 65. In addition to quality manufacturing, we offer software technologies that help our clients reduce labor cost, improve employee and operational performance, and enhance the customer experience.

A Focus on Our People

Over the past several years, the Company has focused on its employees through its recruitment, talent development, retention and inclusion efforts. The Code of Ethics and our Employee Handbook include our anti-discrimination and zero tolerance harassment policies and a Whistleblower Policy, which provides for an anonymous compliance hotline for employees to report concerns. Nominating and Corporate Governance Committee regularly reviews these policies for updates.

We support the advancement of our employees through annual trainings and development assessments conducted via manager engagements and provide internal recognition and promotion opportunities based on these reviews. In 2025, we focused on providing additional training and development for our sales and marketing personnel. We also enhanced our cybersecurity training program to include an artificial intelligence component, reflecting emerging risks and technologies. We value the commitment of our team members and encourage internal promotions and lateral mobility, when appropriate, with a focus on identifying the right candidate for each role.

Corporate Governance and Ethics at TransAct

The Board and management believe that good corporate governance promotes accountability to stockholders, enhances investor confidence in the Company and supports long-term value creation.

We have added three new directors to the Board in the past seven years, including two stockholder-nominated directors in 2022. The Board has been declassified and all directors are now elected to serve one-year terms. These changes demonstrate our commitment to Board refreshment, and the new directors have added to the Board expertise in organizational, financial, operational, M&A, and strategic planning matters, as well as in technology and marketing in the food service and restaurant space. The new directors have taken leadership roles on Board committees, with Randall S. Friedman, who joined the Board in 2020, now serving as Chair of the Compensation Committee and Audrey P. Dunning, who joined the Board in 2022, serving as Chair of the Nominating and Corporate Governance Committee.

The Board and the Nominating and Corporate Governance Committee periodically assess the roles of Chair of the Board and CEO, whether these roles should be held by the same individual and whether the Chair role should be held by an independent director to ensure that the interests of the Company and its stockholders are best served. The roles are currently separated, and the chair role is held by Haydee Ortiz Olinger, an independent director. It is the Board’s view that the separation of the roles strengthens independent oversight of the Board and allows our CEO to focus on leading the Company and continuing to develop our core businesses, while Ms. Olinger focuses on leadership of the Board.

The Board believes it is important to retain the organizational flexibility to determine whether the roles of Chair and CEO should be separated or combined in one individual. While the Board believes that separation of the roles is a good governance practice for the Company currently and allows management to focus efforts on business matters, depending upon future circumstances, the Board could determine to again combine the roles of Chair and CEO and may in such circumstance appoint an independent lead director, as the Board reexamines its corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.

The Board seeks to continue to enhance the Company’s governance practices as value-enhancing new ideas and best practices emerge. You may access our current Committee charters, Corporate Governance Principles, Code of Ethics and stockholder communications policy by accessing our website at www.transact-tech.com and clicking on “Investor Relations” under the “About Us” dropdown menu and then clicking on “Documents & Charters” under the “Governance” dropdown menu. In addition to the measures, initiatives and changes discussed above, our governance documents, practices and policies include or reflect the following, among other things:

•        The Board meets in executive session, without management or employee directors present, during or following most regularly scheduled Board meetings and the Audit Committee meets in executive session, without management or employee directors present, following all regularly scheduled Audit Committee meetings.

•        The Board has full access to our senior management, who attend our regularly scheduled Board meetings, and to outside advisors, as the Board or the relevant Committee determines is necessary.

•        The Nominating and Corporate Governance Committee oversees an annual performance evaluation of the Board and each Board Committee.

•        Our Board and Committees regularly review developments in corporate governance to continue enhancing the Board’s effectiveness.

•        The Company maintains a clawback policy to address clawbacks in the context of a financial restatement, in accordance with Nasdaq rules, as well as a separate clawback policy that permits the Compensation Committee to recoup incentive compensation paid to an executive officer or other covered employee for a performance period in which such executive officer or employee committed a significant legal or compliance violation.

•        The Board has implemented stock ownership guidelines for the CEO and the CFO.

•        We regularly engage with our stockholders and solicit their feedback on our corporate governance and pay practices.

•        The Compensation Committee regularly discusses and makes recommendations to the Board regarding succession planning, including for the CEO and CFO roles.

Standards of Business Conduct and Code of Ethics

To ensure the highest levels of business ethics at the Company, the Company maintains the Code of Ethics, which applies to the Company’s directors, officers and employees. The Code of Ethics provides an overview of the Company’s policies related to employee conduct in the workplace, regulatory compliance and investigations; the Company’s relationships with its customers, vendors, competitors and the public; insider trading; conflicts of interest; lobbying; political activities and contributions; accuracy of books, records and financial statements; confidentiality; and the protection of all who come forward to report suspected violations of the Code of Ethics. In addition, the Code of Ethics promotes honest and ethical conduct on the part of the Company’s officers who are responsible for financial reporting, including the CEO and CFO. The Code of Ethics mandates that these officers avoid conflicts of interest and disclose any relationship that could give rise to a conflict, protect the confidentiality of non-public information about the Company, work to achieve responsible use of the Company’s assets and resources, comply with all applicable governmental rules and regulations, and promptly report any possible violation of the Code of Ethics. The Code of Ethics requires these individuals to promote full, fair, understandable and accurate disclosure in the Company’s publicly filed reports and other public communications. It sets forth standards for accounting practices and maintenance of records. Individuals who fail to observe the terms of the Code of Ethics may face disciplinary action, including possible employment termination.

We will disclose on our website any amendment to or waiver of a provision of the Code of Ethics as may be required and within the time period specified under applicable Nasdaq and SEC rules. The Code of Ethics is available by accessing our website at www.transact-tech.com and clicking on “Investor Relations” under the “About Us” dropdown menu and then clicking on “Documents & Charters” under the “Governance” dropdown menu.

Board Composition and Structure

Our Board is committed to thoughtful and independent representation of stockholder interests and corporate governance policies and practices that drive long-term stockholder value. As noted above, the Board has separated the Board Chair and CEO roles, with the Chair role currently held by an independent director, and the Company has a declassified Board.

In addition, the Board has prioritized board composition and refreshment and identification of highly skilled candidates with a range of experience and expertise. We have added three new directors to the Board in the past seven years, including two stockholder-nominated directors, Daniel M. Friedberg and Audrey P. Dunning, in 2022, and Randall S. Friedman in 2020. Mr. Friedberg represents one of the Company’s largest stockholders and brings to the Board significant knowledge and experience with respect to organizational, financial, operational, M&A, and strategic planning matters. Ms. Dunning’s significant experience in the technology industry adds to the Board’s capabilities as the Company’s Food Service Technology (“FST”) business continues to grow. Mr. Friedman brings to the Board deep experience and expertise in sales and marketing in the food service and retail markets. There are currently two female directors (approximately 33% of the Board), one of whom also self-identifies as a member of an underrepresented demographic group (with members of underrepresented demographic groups constituting approximately 17% of the Board). The Board will continue to rigorously evaluate itself through the self-assessment process to identify qualified director candidates as necessary, pursuant to the needs of TransAct in connection with the Company’s evolving corporate strategy.

Independence

The Board has affirmatively determined that all of our directors except for Mr. Dillon, and all of the members of our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee, are “independent” within the meaning of the Nasdaq independence standards. The Board has further determined that the members of the Audit Committee are “independent” for purposes of Section 10A(m)(3) of the Exchange Act and that each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act. In making each of these independence determinations, the Board considered and broadly assessed, from the standpoint of materiality and independence, all of the information provided by each director in response to detailed inquiries concerning independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company. These considerations included, among other things, Mr. Hilario’s and Ms. Olinger’s roles with The ONE Group and Mr. Friedberg’s and the other 325 reporting persons’ beneficial ownership of in excess of ten percent of the Company’s outstanding common stock.

Board’s Role in Risk Oversight

Identification and management of risk are an integral part of our corporate governance practices. Senior management is responsible for assessing and managing the various exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and programs. These include our Code of Ethics, robust product quality standards and processes, a cybersecurity policy and a comprehensive internal and external audit process. Management communicates routinely with the Board, the Board Committees and individual directors on the significant risks identified and how they are being managed. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each, and is responsible for overseeing management in the execution of its responsibilities and for assessing the overall approach to risk management. The Board exercises these responsibilities periodically as part of its meetings and also through its Committees, each of which examines various components of enterprise risk as part of its responsibilities and updates the Board on significant risk matters. Our Board and Committee structure allows the Board to provide specific attention to and oversight of key risk areas by aligning the Committees with risk oversight in their individualized areas of Committee focus and attention. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks, as well as cybersecurity and other information technology risk exposures. The Audit Committee is also responsible for oversight and review of our policies with respect to legal and regulatory compliance, risk assessment and risk management. The Nominating and Corporate Governance Committee manages risks associated with board independence and potential conflicts of interest. In addition, an overall review of risk is inherent in the Board’s consideration of our short-, intermediate- and long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, cybersecurity policies and procedures and operational and financial matters. The Board’s role in risk oversight is consistent with our leadership structure, with the CEO, President and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board and its Committees providing oversight in connection with these efforts.

Board Size

Our By-Laws provide that the number of directors on the Board is determined by resolution adopted by the Board. In establishing the appropriate number of directors, the Board, along with the Nominating and Corporate Governance Committee, considers (i) resignations and retirements from the current Board, (ii) the availability of appropriate, qualified candidates, and (iii) the goal of ensuring that the Board is small enough to facilitate active discussions and decision-making while, at the same time, it is large enough to provide an appropriate mix of continuity, experience and skills so that the Board and its Committees can effectively perform their responsibilities. The Board is currently composed of six directors.

Criteria for Membership on the Board

The Board and its Nominating and Corporate Governance Committee consider a number of different factors in selecting nominees for director. Some of these factors, such as integrity, are applied uniformly to all prospective candidates. Others, such as specific industry experience, may be adopted on a case-by-case basis by the Board and the Nominating and Corporate Governance Committee based on the Company’s business needs and the Board makeup at the time a nomination is under consideration. The Nominating and Corporate Governance Committee and the Board apply the same criteria to each candidate for the Board, regardless of whether the candidate is proposed by a stockholder or another source. Specific criteria considered by the Nominating and Corporate Governance Committee and the Board include:

Independence.    The Board, in its Corporate Governance Principles and Committee charters, has established a policy that requires a substantial majority of the directors to be “independent” members of the Board, and only “independent” directors may serve on the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. The Nominating and Corporate Governance Committee and the Board consider the independence of each prospective director before election and further consider the independence of all continuing directors on at least an annual basis. The Board has determined that each of Messrs. Hilario, Friedman and Friedberg and Mses. Olinger and Dunning is independent in accordance with the standards of Nasdaq and the Company’s criteria and that Mr. Dillon, the Company’s CEO, is not independent. The Board applies the following criteria in determining independence, which criteria are derived from Nasdaq’s listing standards as well as additional requirements that are imposed on members of certain Board Committees under the rules and regulations of the SEC:

•        Independent Judgment.    The director must not have any relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable and familial relationships that might have an impact on the director’s judgment.

•        Employment.    The director must not have been an employee of the Company or any parent or subsidiary of the Company at any time during the past three years, except that, consistent with Nasdaq rules, employment by a director as an executive officer of the Company on an interim basis for one year or less will not disqualify a director from being considered independent following such employment. In addition, a member of the director’s immediate family (including the director’s spouse, parents, stepparents, children, stepchildren, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in the director’s home other than a tenant or employee) must not have been an executive officer of the Company during the past three years.

•        Other Payments.    Neither the director nor a member of the director’s immediate family may have received compensation of more than $120,000 from the Company during any period of 12 consecutive months during the past three years, except for director fees, payments arising solely from investments in the Company’s securities, benefits under certain Company plans and non-discretionary compensation, certain permitted loans, compensation paid to a family member who is not an executive officer of the Company and compensation to a director for service as an executive officer of the Company for one year or less.

•        Auditor Affiliation.    Neither the director nor a member of the director’s immediate family may be a current partner of the Company’s independent registered public accounting firm or have been a partner or employee of the Company’s independent registered public accounting firm who worked on the Company’s audit at any time during the past three years.

•        Interlocking Directorships.    Neither the director nor any member of the director’s immediate family may be employed as an executive officer by another entity of which, at any time during the past three years, any of the Company’s executive officers served on the compensation committee.

•        Transactions.    Neither the director nor any member of the director’s immediate family may be a partner in, or a controlling stockholder or executive officer of, any organization that, during the current or any one of the past three years, received payments from the Company, or made payments to the Company, for property or services that exceed the greater of $200,000 or 5% of the recipient’s annual consolidated gross revenues for such year (excluding payments arising solely from investments in the Company’s securities or paid under a non-discretionary charitable matching program).

•        Additional Standards for Audit Committee Members.    Any director who serves on the Board’s Audit Committee may not, directly or indirectly, have received any consulting, advisory or other compensatory fee from the Company (other than certain retirement benefits and deferred compensation) or be an affiliate of the Company (except as a director, but including by way of stock ownership). In addition, no such director may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

Relevant Skills and Experience.    Each of our directors brings to the Board a unique set of professional skills, work and industry experience that is relevant to the Company’s business and markets. In considering and selecting new director nominees, the Nominating and Corporate Governance Committee and the Board take into account the direction of the Company’s business, strategic needs, and the related skills and experience of potential directors in determining whether a particular individual brings needed expertise to the Board.

Overall Board Composition.    The Board believes it is important to consider the professional skills, background, and experience in relevant industries of its directors in light of the Company’s current and future business needs.

As outlined in our Corporate Governance Principles, the Board and the Nominating and Corporate Governance Committee believe that having directors from different backgrounds enhances the effectiveness of the Board’s decision-making and consider directors’ and potential nominees’ differences of viewpoint, skills, professional experience, background and tenure as a factor in evaluating directors and director nominees. The Board and the Nominating and Corporate Governance Committee use their judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to high standards of Board service.

Personal Qualities.    Each director must possess certain personal qualities, including integrity, judgment and business acumen. In addition, our Corporate Governance Principles provide that non-employee directors will not be eligible for nomination to the Board after they reach the age of 75, except that that the Board may nominate a director who is 75 years of age or older for an additional term or terms due to special circumstances based on such director’s particular contributions and experience.

Commitments.    Each director must have the time and ability to make a constructive contribution to the Board. While the Board does not believe it is appropriate to establish a single standard regarding the number of other boards on which a director may sit, this is a factor that may be considered in reviewing a candidate’s suitability.

Additional Criteria for Incumbent Directors.    During their terms, all incumbent directors on the Board are expected to attend Board and Committee meetings regularly, to stay informed about the Company and its business, to participate in discussions of the Board and its Committees, to take an interest in the Company’s business and provide advice and counsel to the Company’s CEO, and to comply with the Company’s Corporate Governance Principles, the Code of Ethics and other applicable policies.

Regulatory Requirements.    The Board must have directors who meet the criteria established from time to time by Nasdaq, the SEC and other applicable regulatory entities for service on the Board and its Committees.

Director Nomination Process

Under its charter, the Nominating and Corporate Governance Committee is responsible for identifying, reviewing and recommending individuals to the Board for nomination or election as directors. This typically involves the following steps:

•        Establishing Specific Criteria.    The Nominating and Corporate Governance Committee and the Board review the overall composition of the Board in light of the Company’s current and expected business needs and, as a result of such assessments, may establish specific qualifications that the Committee will seek in Board candidates.

•        Identifying New Candidates.    The Nominating and Corporate Governance Committee may seek to identify new candidates for the Board (i) who possess the desired qualifications and (ii) who satisfy the other requirements for Board service. In identifying new director candidates, the Committee may seek advice and names of candidates from Committee members, other members of the Board, members of management, and other public and private sources. The Committee may also, but need not, retain a search firm in order to assist in these efforts.

•        Reviewing New Candidates.    The Nominating and Corporate Governance Committee reviews the potential new director candidates identified through the process described above. This involves reviewing the candidates’ qualifications and responses to prospective director questionnaires and conducting appropriate background investigations. The Committee may also select certain candidates to be interviewed by one or more Committee members.

•        Reviewing Incumbent Candidates.    On an annual basis, the Nominating and Corporate Governance Committee also reviews incumbent candidates for re-nomination to the Board. This review involves an analysis of the criteria described above that apply to incumbent directors.

•        Recommending Candidates.    The Nominating and Corporate Governance Committee recommends a slate of candidates for the Board to submit for approval to the stockholders at the Annual Meeting. This slate of candidates may include both incumbent directors and new nominees. At the time of making any recommendation to the Board, the Committee reports on the criteria that were applied in making the recommendation and its findings concerning each candidate’s qualifications.

•        Stockholder Recommendations Submitted to the Nominating and Corporate Governance Committee.    Stockholders may also submit names of director candidates, including their own, to the Nominating and Corporate Governance Committee for its consideration. Stockholders who wish to submit suggested director candidates should send their recommendations to the Nominating and Corporate Governance Committee via email, mail or delivery service at the addresses specified in our Policy Regarding Security Holder Communications with the Board of Directors, which is available on our website at www.transact-tech.com by clicking on “Investor Relations” under the “About Us” dropdown menu and then clicking on “Documents & Charters” under the “Governance” dropdown menu. Such correspondence should be accompanied by the following information: (1) a statement identifying the stockholder submitting the correspondence and indicating the class and amount of securities of the Company held by the stockholder; and (2) the mailing address, telephone number and email address of the stockholder submitting the correspondence. Candidates who are recommended to the Board by stockholders are evaluated in the same manner as recommendations received from other sources.

Board Meetings and Executive Sessions

The Board holds regular quarterly meetings, as well as periodic special meetings. In 2025, the Board held six meetings. Each current director attended at least 95% of the aggregate number of meetings of the Board and the Committees on which such director served that were held during 2025 while such director was in office or serving on such Committee, as applicable.

Our independent directors meet in executive session, without management or employee directors present, during or following most regularly scheduled Board meetings and following all Audit Committee meetings. In addition, independent directors may convene additional executive sessions at any time. The executive sessions of the Board are led by the Board Chair, and executive sessions of the Audit Committee are led by the Audit Committee Chair.

Committees of the Board

The Board has four standing Committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee.

Each Committee is composed entirely of independent directors and operates under a written charter. The Chair of each Committee is selected by the Board. Each Committee, except the Executive Committee, holds regular executive sessions at which only Committee members are present. Each Committee is authorized to retain its own outside counsel and other advisors as it determines are necessary to fulfill its duties and responsibilities.

Charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are available on our website at www.transact-tech.com by clicking on “Investor Relations” under the “About Us” dropdown menu and then clicking on “Documents & Charters” under the “Governance” dropdown menu. A brief summary of the Committees’ responsibilities follows:

Audit Committee.    The Audit Committee assists the Board in fulfilling its responsibilities to oversee the quality and integrity of the Company’s financial statements and accounting practices, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s independent registered public accounting firm and internal audit function. Messrs. Emanuel P. N. Hilario, Daniel M. Friedberg and Randall S. Friedman and Mses. Audrey P. Dunning and Haydee Ortiz Olinger serve as the members of the Audit Committee, with Mr. Hilario serving as Chair. The Board has determined that each member of the Audit Committee is an independent director under the standards of Nasdaq and the SEC and meets the financial literacy requirements of Nasdaq. In addition, the Board has determined that Mr. Hilario is an “audit committee financial expert” as defined under the rules of the SEC. The Audit Committee met five times during 2025.

Compensation Committee.    The Compensation Committee oversees the hiring and termination of all executive officers of the Company, CEO performance review and succession planning, CFO succession planning, director compensation, the design and management of the executive compensation programs, and the philosophy and programs for all employee compensation and benefit programs. The Compensation Committee is responsible for determining the compensation (including salary, bonus, equity-based grants, and any other long-term cash compensation) for the Company’s CEO and our other named executive officers. The Compensation Committee is comprised of Messrs. Randall S. Friedman, Daniel M. Friedberg and Emanuel P. N. Hilario and Mses. Audrey P. Dunning and Haydee Ortiz Olinger, with Mr. Friedman serving as Chair. The Board has determined that each member of the Compensation Committee is an independent director under the standards of Nasdaq and the SEC. The Compensation Committee met six times during 2025.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee oversees the Company’s corporate governance practices, Board and Nominating and Corporate Governance Committee performance evaluations and stockholder communication matters, and assists the Board in carrying out its responsibilities relating to the composition of the Board, including identifying, reviewing and recommending candidates to the Board for nomination as directors. The Nominating and Corporate Governance Committee is comprised of Mses. Audrey P. Dunning and Haydee Ortiz Olinger and Messrs. Daniel M. Friedberg, Randall S. Friedman and Emanuel P. N. Hilario, with Ms. Dunning serving as Chair. The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director under the standards of Nasdaq and the SEC. The Nominating and Corporate Governance Committee met four times during 2025.

Executive Committee.    The Executive Committee may meet when action is required to be taken between regular meetings of the Board and time is of the essence. The Executive Committee has the power and authority of the Board, except as limited by applicable law, the Certificate of Incorporation and By-Laws and the Executive Committee charter. It is comprised of Messrs. Emanuel P. N. Hilario, Daniel M. Friedberg and Randall S. Friedman and Mses. Audrey P. Dunning and Haydee Ortiz Olinger, with Mr. Hilario serving as Chair.

PROPOSAL 1:
ELECTION OF DIRECTORS

The Board currently consists of six directors, each of whom has been renominated to serve a one-year term until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The nominees for election are John M. Dillon, Audrey P. Dunning, Daniel M. Friedberg, Randall S. Friedman, Emanuel P.N. Hilario and Haydee Ortiz Olinger.

Should any of the nominees be unable or unwilling to serve as a nominee at the time of the Annual Meeting, which is not currently anticipated, the shares represented by the enclosed proxy card will be cast for a substitute candidate as may be designated by the Board, or in the absence of such designation, in such other manner as the Board may determine in its sole discretion. Alternatively, in such a situation, the Board may take action to fix the number of directors for the ensuing year at the number of nominees and incumbent directors who are then able to serve.

Information Concerning Our Director Nominees

John M. Dillon, 76, has been a director of the Company since 2011 and CEO since April 2023. Mr. Dillon served from 2015 to 2022 as CEO and then from 2022 to 2024 as Chairman of the Board of Directors of Aerospike, a high-performance database company used for banking, AdTech, anti-fraud and AI/ML applications. Prior to joining Aerospike, Mr. Dillon served as CEO of Engine Yard, Inc., a leading cloud platform for automating and developing Ruby on Rails and PHP applications, from 2009 to 2014. He previously served as CEO for Navis, Inc., a private company specializing in enterprise software systems for operating large marine container terminals and distribution centers, from 2002 to 2008. Before Navis, he served as CEO for Salesforce.com and President and CEO of Hyperion Solutions. He began his career as a Systems Engineer for EDS (Electronic Data Systems) and then moved into a variety of sales management positions for various high-tech companies, including Oracle Corporation. Mr. Dillon holds a Bachelor’s degree in engineering and operations research from the United States Naval Academy and an MBA from Golden Gate University. He served on active duty as a naval officer in the nuclear submarine service for five years before beginning his civilian career.

Mr. Dillon’s qualifications for election to the Board include deep experience in the software industry, including over 20 years as CEO. Mr. Dillon is a former director at Intacct Corporation and Centerpointe Community Bank and has also served as director of several other companies, including BMC Software, Inc. from 2012 to 2013, Epicor Software Corporation from 2009 to 2011 and Plumtree Software, Inc. from 1997 to 2005. From his past executive and director positions, Mr. Dillon brings to our Board his extensive executive experience and knowledge operating and managing complex software and technology companies, and as the Company’s CEO and long-time director, he brings extensive experience with and knowledge of the Company’s business. Mr. Dillon has consented to be named in this Proxy Statement and to serve if elected.

Audrey P. Dunning, 64, was appointed to the Board on March 30, 2022. Since July 2019, Ms. Dunning has served as founder and Chief Executive Officer of AMP Growth Advisors, LLC, a firm that partners with growth-stage companies in B2B SaaS and tech-enabled services, providing strategic business advisory to boards of directors and company executives in such areas as long-range strategic planning; M&A initiatives; sales, business development, and go-to-market planning; building and scaling operations; risk management and mitigation; digital transformation; and leadership coaching. Previously, Ms. Dunning served as Chief Executive Officer of Summa Technologies, Inc., a digital solutions consulting company, from 2007 through its acquisition by CGI, Inc. (“CGI”), a global technology consulting firm, in August 2017, after which she served as Senior Vice President of CGI’s Great Lakes business unit through December 2018.

Prior to Summa, Ms. Dunning held sales leadership positions at Transarc Corporation, a Carnegie Mellon University start-up and leader in distributed systems technology that was later acquired by IBM Software Group. In addition to IBM, Ms. Dunning’s prior experience includes sales leadership roles at (i) SAGA Software/Software AG (OTC: STWRY), an enterprise software company that serves as a software vendor in Germany, and (ii) Xerox Corporation.

Ms. Dunning has served on the Board of Directors and the Audit and Risk Committees of TriState Capital Bank, a Pennsylvania-chartered state member bank and a wholly owned subsidiary of Raymond James Financial, Inc. (“RJF”), a leading diversified financial services company, since January 2025. She previously served on the Boards of Directors of TriState Capital Bank and its parent company, TriState Capital Holdings, Inc. (NASDAQ: TSC)

(“TriState Holdings”), from January 2020 until TriState Holdings’ merger with RJF in June 2022. Ms. Dunning has also served on the Board of Directors and the Audit, Risk and Strategic Planning Committees of Quest Resource Holding Corporation (Nasdaq: QRHC), a national provider of waste and recycling services, since June 2023.

Previously, Ms. Dunning served on the Board of Directors of the Pittsburgh Branch of the Federal Reserve Bank of Cleveland, a supervisory and regulatory financial bank, from January 2015 to December 2020, and on the Board of Directors of Dollar Bank, an independent community bank, from January 2016 to December 2019. Ms. Dunning received a B.S. in Business Administration from the University of Pittsburgh.

Ms. Dunning’s qualifications for election to the Board include sales leadership experience at enterprise software and technology companies, service as a consulting firm CEO leading large-scale custom software development projects in Technology and Retail, as well as prior and ongoing board experience. Ms. Dunning has consented to be named in this Proxy Statement and to serve if elected.

Daniel M. Friedberg, 64, has been a director of the Company since 2022. Mr. Friedberg has served as Managing Member of 325 Capital LLC, a public equity investment firm, since its founding in May 2016. He has also served as the Chief Executive Officer of Hampstead Park Capital Management LLC, a private equity investment firm, since its founding in May 2016 and as Chief Executive Officer of Roundtrip EV Solutions, Inc., a private company in the electric vehicle industry, since May 2021. Previously, Mr. Friedberg was Chief Executive Officer and Managing Partner of Sagard Capital Partners L.P., a private equity investment firm, from its founding in January 2005 until May 2016, and as Vice President of Power Corporation of Canada, a diversified international management holding company, from January 2005 to May 2016. Mr. Friedberg also served as a Partner and Consultant with Bain & Company, a global strategy management consulting company, from 1997 to 2005 and 1987 to 1991, respectively.

Mr. Friedberg has served as Chairman of the Board of Directors of Quest Resource Holding Corporation (Nasdaq: QRHC), a national provider of waste and recycling services, since April 2019. Since July 2024, Mr. Friedberg has also served on the Board of Directors of Multi Sensor AI, Inc. (Nasdaq: MSAI), a sensor company for industrial customers. Mr. Friedberg previously served as a member of the Board of Directors of each of Roth CH Acquisition IV Co. (Nasdaq: ROCG), a publicly traded special purpose acquisition company, from August 2021 until the completion of its business combination with Tigo Energy, Inc. in May 2023; Roth CH Acquisition III Co. (Nasdaq: ROCR), a publicly traded special purpose acquisition company, from March 2020 until the completion of its business combination with QualTek HoldCo, LLC in February 2022; Roth CH Acquisition II Co. (Nasdaq: ROCC), a publicly traded special purpose acquisition company, from December 2020 until its merger with Reservoir Holdings, Inc. in July 2021; Roth CH Acquisition I Co. (Nasdaq: ROCH), a publicly traded special purpose acquisition company, from February 2020 until its merger with PureCycle Technologies, Inc. in March 2021; Performance Sports Group Ltd. (formerly NYSE: PSG), a leading developer and manufacturer of ice hockey, roller hockey, lacrosse, baseball and softball sports equipment, as well as related apparel and soccer apparel, from March 2016 to July 2016; InnerWorkings, Inc. (formerly Nasdaq: INWK), a leading global marketing execution firm serving Fortune 1000 brands across a wide range of industries, from March 2014 to August 2016; GP Strategies Corp. (formerly NYSE: GPX), a provider of sales and technical training, E-learning, management consulting and engineering services, from 2009 to August 2016; and X-Rite, Inc. (formerly Nasdaq: XRIT), a former developer, manufacturer, marketer and supporter of innovative color solutions through measurement systems, software, color standards and services, from 2008 to 2012. Since 2019, Mr. Friedberg has also served on the Board of Directors of USA Field Hockey. Mr. Friedberg has a Master’s in Business Administration degree from Cornell University’s Johnson Graduate School of Business, and a Bachelor of Science from the University of Manchester Institute & Technology.

Mr. Friedberg’s experience as the Chief Executive Officer of three investment firms, his experience as an executive with a leading global management consulting firm, his extensive experience in investing in private and public companies, and his service on multiple boards of directors provide him with knowledge and expertise with respect to organizational, financial, operational, M&A, and strategic planning matters and provide the requisite qualifications, skills, perspectives, and experiences that make him well-qualified to continue serving on the Board. Mr. Friedberg has consented to be named in this Proxy Statement and to serve if elected.

Randall S. Friedman, 53, has been a director of the Company since 2020. He has served as President and Chief Operating Officer of JohnWallStreet Inc., a B2B intelligence and access platform serving executives across the business of sports ecosystem, since July 2024. He previously served as Managing Director of Oaklins DeSilva+Phillips, an investment bank, from January 2022 to July 2024, advising clients in the media, marketing and healthcare sectors. From 2019 to 2022, Mr. Friedman served as the founder of Iaso Health, LLC, an online search tool for on-demand healthcare options. From 2014 to 2018, he was the president and CEO of Lebhar-Friedman, Inc., a business-to-business media company where he was responsible for, among other things, sales and marketing, and focused on the food service and retail markets. Mr. Friedman also served at Penton Media, Inc. from 2010 to 2014, as group publisher of the restaurant group from 2010 to 2013 and group publisher of the restaurant and food groups from 2013 to 2014. From 2000 to 2010, Mr. Friedman served in various management and senior management roles at Lebhar-Friedman, Inc. Mr. Friedman is a graduate of Williams College and received his MBA from the Fordham University School of Business.

Mr. Friedman’s qualifications for election to the Board include significant experience in business-to-business marketing and media, with over a decade of leadership experience in digital innovation and marketing, strategic planning, business acquisitions and divestitures, as well as restructuring and business evolution. Mr. Friedman also brings industry expertise in the food service technology market. From his past executive positions, Mr. Friedman brings to our Board his extensive executive experience and knowledge regarding sales and marketing in the food service and retail markets. Mr. Friedman has consented to be named in this Proxy Statement and to serve if elected.

Emanuel P. N. Hilario, 58, has been a director of the Company since 2019. He has served as a director (since April 2017) and as President and Chief Executive Officer (since October 2017) of The ONE Group Hospitality, Inc. (Nasdaq: STKS), an international restaurant company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides turn-key food and beverage services and consulting services for hospitality venues including hotels, casinos and other high-end locations. Mr. Hilario served as a Partner and Chief Financial Officer of Sizzling Platter, a restaurant management company operating over 400 franchised restaurants in the United States, Mexico, and China under the brand names of Red Robin, Sizzler, Little Caesars, Dunkin Donuts, and Wingstop, from February 2015 to October 2017. Before joining Sizzling Platter, Mr. Hilario served as Chief Operating Officer for Einstein Noah Restaurant Group, Inc. (formerly Nasdaq: BAGL) from 2013 to 2014 and served as its Chief Financial Officer from 2010 to 2013. He previously served as Chief Financial Officer for McCormick & Schmick’s Seafood Restaurants, Inc. (formerly Nasdaq: MSSR) from April 2004 through May 2009 and also served on its Board of Directors from May 2007 to July 2009. For the preceding four years, Mr. Hilario was with Angelo and Maxie’s, Inc., where he served as Chief Financial Officer and managed the day-to-day operations of the Angelo and Maxie’s steakhouse concept from 2002 to 2004. Mr. Hilario began his career at McDonald’s Corporation and held various operational and financial roles within the company. He received a Bachelor of Science and Commerce degree in accounting from Santa Clara University in 1990.

Mr. Hilario’s qualifications for election to the Board include extensive global restaurant industry experience. From his past executive and director positions, Mr. Hilario brings to our Board his extensive operational, financial and accounting experience and knowledge in the restaurant industry and qualifies as an audit committee financial expert. Mr. Hilario has consented to be named in this Proxy Statement and to serve if elected.

Haydee Ortiz Olinger, 68, has been a director of the Company since 2018. Ms. Olinger has served as a Strategic Advisor and Executive Coach for BarkerGilmore LLC, a consulting firm specializing in recruiting, advising and coaching for legal and compliance talent, since September 2017. Ms. Olinger served in senior management roles for more than thirty years at the McDonald’s Corporation, most recently as Global Chief Compliance and Privacy Officer from 2002 to 2015, during which time she successfully developed and implemented best in class compliance and ethics programs. Ms. Olinger earned both her Juris Doctor and Bachelor of Science in Management and Business Administration degrees at DePaul University. Additionally, she earned a Master of Science in Leadership and Business Ethics at Duquesne University.

Ms. Olinger’s qualifications for election to the Board include extensive global restaurant industry experience. She has served as an independent director for The ONE Group Hospitality, Inc. (Nasdaq: STKS) since September 2021 and has served on the Audit Committee of Northwestern Memorial Healthcare in Chicago, Illinois since September 2025. Ms. Olinger also serves on the DePaul University Board of Trustees, is the former chairperson of the Illinois Lottery Control Board and has served on the boards of the Society of Corporate Compliance and Ethics/Healthcare Compliance Association (Minnesota) and the National Hispana Leadership Institute (Virginia). From her past executive and director positions, Ms. Olinger brings to our Board her extensive operational and legal experience and knowledge in the restaurant industry. Ms. Olinger has consented to be named in this Proxy Statement and to serve if elected.

Vote Required

Directors are elected by a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. In an uncontested election like the election at the Annual Meeting, where the number of nominees does not exceed the number of seats available, a nominee who receives any “For” votes will be elected. If you “Withhold” authority to vote on any nominee’s election, this will not have an impact on the outcome of the voting with respect to the election of directors. Broker non-votes also will have no effect on the outcome of the voting with respect to the election of directors.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE
ELECTION OF EACH OF JOHN M. DILLON, AUDREY P. DUNNING, DANIEL M. FRIEDBERG, RANDALL S. FRIEDMAN, EMANUEL P. N. HILARIO AND HAYDEE ORTIZ OLINGER AS DIRECTORS OF THE COMPANY.

PROPOSAL 2:
RATIFICATION OF THE SELECTION OF CBIZ AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026

The Audit Committee has selected CBIZ as the independent registered public accounting firm to audit the financial statements of the Company for the 2026 fiscal year. This selection is being presented to the stockholders for ratification at the Annual Meeting.

In the event stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. CBIZ has served as the Company’s independent registered public accounting firm since April 7, 2025. Previously, Marcum LLP (“Marcum”) served as the Company’s independent registered public accounting firm from July 2020 through April 7, 2025.

No director or executive officer of the Company has any direct or indirect substantial interest, whether by security holdings or otherwise, in the ratification of CBIZ as independent registered public accounting firm for the Company’s 2026 fiscal year.

A representative of CBIZ is expected to be present during the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

Resignation of Marcum as the Independent Registered Public Accounting Firm

On November 1, 2024, CBIZ acquired the attest business of Marcum. Substantially all of the partners and staff that provided attestation services with Marcum joined CBIZ. On April 7, 2025, the Company was notified by Marcum that Marcum resigned as the Company’s independent registered public accounting firm, and on April 8, 2025, the Audit Committee approved the resignation.

The reports of Marcum on the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through April 7, 2025, there were no (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that would have caused Marcum to make reference to the subject matter of such a disagreement in connection with its audit reports on the Company’s financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Marcum with a copy of the disclosure made by the Company in response to Item 304(a) of Regulation S-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested, in accordance with applicable practices, that Marcum furnish a letter addressed to the SEC stating whether or not it agrees with the statements made in the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2025. A copy of the letter, dated April 9, 2025, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2025.

Engagement of CBIZ as the New Independent Registered Public Accounting Firm

On April 8, 2025, with the approval of the Audit Committee, CBIZ was engaged as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025.

During the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through April 8, 2025, neither the Company nor anyone on its behalf consulted with CBIZ regarding (1) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that CBIZ concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Vote Required

The affirmative vote of the holders of a majority of the voting power of the stock present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to ratify the selection of CBIZ as the Company’s independent registered public accounting firm for the 2026 fiscal year. Abstentions, in effect, count as negative votes because they are shares present or represented by proxy that are entitled to vote and are not voted in the affirmative. Brokers, banks and other nominees will have discretion to vote on the ratification of the appointment of CBIZ as the Company’s independent registered public accounting firm for fiscal year 2026 in the absence of voting instructions from the beneficial owner, so we do not anticipate any broker non-votes on this proposal. In the event that stockholders do not ratify the appointment of CBIZ, the Audit Committee will reconsider the appointment but will not be obligated to change the Company’s independent registered public accounting firm.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF CBIZ AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026.

POLICY REGARDING PRE-APPROVAL OF SERVICES PROVIDED
BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has established a policy requiring its pre-approval of all audit services and permissible non-audit services provided by the independent registered public accounting firm, along with the associated fees for those services (the “Pre-Approval Policy”). The Pre-Approval Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the Audit Committee and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval. The Pre-Approval Policy requires the specific pre-approval of all other permitted services. For both types of pre-approval, the Audit Committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence, including whether provision of the service (i) would create a mutual or conflicting interest between the independent registered public accounting firm and the Company, (ii) would place the independent registered public accounting firm in the position of auditing its own work, (iii) would result in the independent registered public accounting firm acting in the role of management or as an employee of the Company, or (iv) would place the independent registered public accounting firm in a position of acting as an advocate for the Company. In addition, the Audit Committee considers whether the independent registered public accounting firm is best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent registered public accounting firm’s familiarity with the Company’s business, personnel, systems or risk profile and whether provision of the service by the independent registered public accounting firm would enhance the Company’s ability to manage or control risk or improve audit quality or would otherwise be beneficial to the Company.

The Audit Committee may delegate to one of its members the authority to address certain requests for pre-approval of services between meetings of the Committee, and such Committee member is required to report such pre-approval decisions to the Committee at its next regular meeting. The Pre-Approval Policy is designed to ensure that there is no delegation by the Audit Committee of authority or responsibility for pre-approval decisions to management of the Company. The Audit Committee monitors compliance by management with the Pre-Approval Policy by requiring management, pursuant to the Pre-Approval Policy, to report to the Audit Committee on a regular basis regarding the pre-approved services rendered by the independent registered public accounting firm.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S SERVICES AND FEES

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. Accordingly, the Audit Committee has appointed CBIZ to perform audit and other services for the Company. In addition, the Audit Committee has procedures in place for the pre-approval by the Audit Committee of all services provided by the independent registered public accounting firm. These pre-approval procedures are described above under “Policy Regarding Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm.”

CBIZ did not render any services to the Company during the year ended December 31, 2024 and accordingly did not bill any fees to the Company for that year. The aggregate fees billed to the Company by CBIZ and Marcum for the years ended December 31, 2025 and 2024 are as follows:

	2025 ———————–	2024 ———————–
Audit Fees(1)	$346,500	$362,000
Total Fees for Services Provided(2)	$346,500	$362,000

____________

(1)      Audit Fees consist of fees related to: i) the annual audit of the Company’s financial statements, (ii) reviews of the Company’s quarterly financial statements and (iii) consents and comfort letters.

(2)      There were no Audit-Related, Tax or Other fees billed for 2025 or 2024.

All of the above services during the years ended December 31, 2025 and 2024 were either approved by the Audit Committee or were performed pursuant to pre-approval policies and procedures.

AUDIT COMMITTEE REPORT

Under its charter, the Audit Committee is responsible for assisting the Board in fulfilling its responsibilities to oversee the internal control over financial reporting and quality and integrity of the Company’s financial statements and accounting practices, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s independent registered public accounting firm and internal audit function.

Management is responsible for preparing complete and accurate consolidated financial statements in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and for issuing reports about those financial statements. The Audit Committee meets with the independent registered public accounting firm, the CEO, the CFO and the CAO of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company’s system of internal accounting controls over financial reporting, the financial statements contained in the Company’s Annual Report to Stockholders and other related matters. Separate meetings are held with the independent registered public accounting firm and management.

In connection with its duties, the Audit Committee has taken the following actions:

•        It has reviewed and discussed the audited financial statements, as well as the assessment of internal control over financial reporting, with management.

•        It has discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the financial statements in accordance with generally accepted accounting principles, the matters required to be discussed by the statement on Auditing Standards No. 1301, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•        It has received from the independent registered public accounting firm the written disclosures describing any relationships between the independent registered public accounting firm and the Company and the letter confirming their independence as required by applicable legal requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm matters relating to their independence.

•        Based on its review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements of the Company for the year ended December 31, 2025 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE
Emanuel P. N. Hilario, Chair Audrey P. Dunning Daniel M. Friedberg Randall S. Friedman Haydee Ortiz Olinger

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we seek your advisory vote on the compensation of the Company’s named executive officers as described in this Proxy Statement, including the information provided in the Section entitled, “Executive Compensation,” which includes our “Compensation Discussion and Analysis” and tabular and narrative disclosures regarding the compensation of our named executive officers. We ask that you support the compensation of our named executive officers as disclosed herein. Your vote is advisory, and therefore non-binding, but whatever the outcome of the vote, the Compensation Committee and the Board will review the results carefully and take the results into account in future compensation decisions. The Compensation Committee believes the Company’s executive compensation program reflects a strong pay-for-performance philosophy and is aligned with the stockholders’ long-term interests.

We believe that our programs are currently structured in the best manner possible to sustain our organizational and strategic goals, as well as to support our unique culture. Elements of our compensation program and philosophy include:

•        Seeking alignment between short-term incentive metrics, strategic objectives and stock price and stockholder value over the long term.

•        Regular review of our executive compensation programs by our independent Compensation Committee and engagement of an independent compensation consultant, as necessary or appropriate.

•        Monitoring our programs against other companies in the marketplace with whom we compete for talent and against whom we measure our success.

•        Engaging in rigorous talent reviews of our senior executives to ensure they remain committed to the Company’s short and long-term goals, developing or obtaining the skills to manage in the current economy and preparing for the inevitable succession that naturally occurs in any organization.

•        Maintaining conservative benefit programs primarily directed and offered to all employees.

•        Providing executive officers nominal perquisites.

Stockholders are being asked to vote on the following resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure.

Because this vote is advisory, it will not be binding upon the Board or the Compensation Committee. However, the Board values stockholders’ opinions and the Board and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

We currently hold an annual advisory vote on the compensation of our named executive officers and anticipate that we will hold our next advisory vote at the 2027 Annual Meeting of Stockholders.

Vote Required

The proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Abstentions in effect count as negative votes, because they are shares present or represented by proxy at the Annual Meeting that are entitled to vote and are not voted in the affirmative. Broker non-votes are not counted as part of the vote total (because they represent shares that are not “entitled to vote” on such proposal) and have no effect on the outcome of the voting with respect to this proposal. The vote for the approval of the compensation of our named executive officers is on an advisory basis and is therefore non-binding.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes the philosophy, approach, and elements used by our Compensation Committee, which is composed entirely of independent directors of the Company, to define, manage, and review the compensation paid to our executives. Our philosophy and approach to executive compensation apply to all executive officers of the Company, including those designated as named executive officers (“NEOs”). The Company’s NEOs for 2025 consist of our CEO and each of the other two most highly compensated executive officers for 2025:

•        John M. Dillon, CEO of the Company;

•        Steven A. DeMartino, President and CFO of the Company; and

•        Brent Richtsmeier, Chief Technology Officer (“CTO”) of the Company.

Although the rules applicable to smaller reporting companies allow the Company to provide less detail about its executive compensation program, the Compensation Committee is committed to providing additional information to help stockholders understand its executive compensation-related decisions. Accordingly, we are voluntarily providing this Compensation Discussion and Analysis disclosure.

Results of 2025 Annual Meeting

At our 2025 Annual Meeting of stockholders, holders of approximately 90.9% of the shares present at the meeting and entitled to vote on the matter voted, on an advisory basis, to approve the compensation of the Company’s NEOs (sometimes referred to as a “say-on-pay vote”). This was the third consecutive year in which the say-on-pay proposal was approved by holders of over 90% of the shares present and entitled to vote. The Board and the Compensation Committee continue to consider the outcome of the say-on-pay vote to be an important indicator of stockholder views on the Company’s executive compensation program.

Philosophy and Objectives of the Compensation Program

Our executive compensation philosophy reflects our belief that compensation should be primarily performance-based and should be competitive with other similarly sized organizations in similar industries. Our primary compensation program objectives are to:

•        Attract, engage, retain, and reward executive officers;

•        Motivate employees and encourage individual initiative and effort;

•        Help to achieve key business objectives and attain Company goals in line with the Company’s strategic focus; and

•        Align the interests of our executive officers closely with those of the Company and its stockholders to drive long-term, sustainable earnings growth.

Our executive compensation program is comprised principally of a base salary, an annual incentive cash performance bonus and equity incentive awards. The Compensation Committee believes that each element of the total compensation program aligns the efforts of our executive officers in support of creating stockholder value by focusing on short-term and long-term performance goals, promoting retention of Company stock and an ownership mentality, and linking individual performance to the Company’s overall performance. The Committee retains its discretion to modify the compensation program elements in response to the needs of the Company. Except as otherwise prohibited by law or the Company’s organizational documents, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee.

The elements of our executive compensation program are periodically reviewed and analyzed using current publicly available market data, contemporary market trends in the industries in which the Company operates and periodic reviews of compensation and benefit surveys. Although we perform periodic reviews of salary surveys and use compensation consultants to analyze elements of our compensation program, we do not believe that it is appropriate to establish compensation levels based solely on the use of such surveys or analysis or to specifically target any particular market compensation level. This information is used as a market check and as one data point in reviewing our executive compensation program.

The Compensation Committee reviews Company executive officer compensation and performance data to determine whether the Company’s executive compensation program is competitive and reasonable. The Compensation Committee, on occasion, meets with the CEO and CFO to obtain recommendations with respect to the Company’s compensation programs, practices and packages for the other executive officers, senior managers and other employees. Our CEO and CFO, with the assistance and support of the human resources department, provide recommendations regarding the design of the Company’s compensation program to the Compensation Committee. The Compensation Committee considers, but is not bound to accept, management’s recommendations with respect to executive compensation.

Periodically, the Compensation Committee retains Compensation Advisory Partners (“CAP”), an independent compensation consultant, to assist the Compensation Committee in assessing the competitiveness of the Company’s total compensation program for the Company’s CEO, CFO and CTO. Compensation data for base salaries, annual cash incentive awards and long-term equity awards for executives holding similar positions at companies similar in size and industry is provided. In 2025, the Compensation Committee engaged CAP to provide advice regarding compensation of the CEO, CFO, and key financial employees. The Compensation Committee requested, and CAP provided, market intelligence regarding major compensation components for such roles, including salary, non-equity incentive compensation, and long-term equity incentive compensation. As further described below under the heading “Director Compensation for Fiscal Year 2025,” the Compensation Committee also engaged CAP in 2025 to advise on the Company’s director compensation program.

CAP did not advise management of the Company, and neither CAP nor its affiliates received any compensation from the Company for services other than those performed for the Compensation Committee. The Compensation Committee reviewed the independence of CAP and concluded that no conflict of interest was raised by the services provided by CAP.

2025 Compensation Program

The principal elements of the Company’s 2025 compensation program were (i) base salary, (ii) an annual incentive cash bonus and (iii) long-term incentive awards.

Base Salary:    Base salary is a customary, fixed element of compensation intended to attract and retain executives. In general, base salaries for employees, including executive officers, are established based on the scope of their responsibilities, individual contribution, prior experience, sustained performance, external market data and anticipated level of difficulty of replacing the employee with someone of comparable experience and skill. Base salary for each executive officer is reviewed on an annual basis as part of our Company-wide merit review process. The amount of any merit increase to an executive officer’s base salary is determined based on a combination of the current position of the executive’s pay against market data and the executive’s performance and results during the past year. Our CEO is responsible for assessing the performance of each executive officer reporting to him. Our Compensation Committee assesses the performance of our CEO.

The Company’s Senior Vice President of Human Resources and the CEO and CFO review and discuss the base salaries of the NEOs (other than the CEO and CFO). In connection with establishing the base salary adjustments for the NEOs (other than the CEO and CFO), the Senior Vice President of Human Resources provides an annual merit increase percentage guideline (the “Merit Increase Guideline”) based on market compensation data, knowledge of competitive market practices, the Company’s salary budget and relevant macroeconomic factors. After considering the Merit Increase Guideline and evaluating each NEO’s performance and the position of his or her current base salary, the CEO, as direct supervisor, makes a specific base salary adjustment recommendation to the Compensation Committee (other than for himself). Each NEO’s actual base salary adjustment, if any, is determined by the Compensation Committee, generally at the regularly scheduled meeting of the Compensation Committee in late February or early March of each year. For 2025, given the Company’s expected net loss, each of the NEOs and certain other senior employees of the Company agreed to take no base salary increase. The Merit Increase Guideline for the 2025 base salary for all other employees was 3%.

In determining the base salaries of the NEOs for 2025, the Compensation Committee evaluated the overall performance of the Company and the individual’s contributions to that performance, as well as the performance of the function(s) that each leads when relevant, and market data. Based on individual considerations with respect to each NEO such as his or her experience and contributions to the Company and recognizing that the Company must also react to a competitive marketplace on a case-by-case basis when seeking to recruit and retain executives, the Compensation Committee strives to set each NEO’s base salary within the Merit Increase Guideline, if warranted. For 2025, taking into account the anticipated net loss of the Company and the voluntary offer of each of Mr. Dillon, Mr. DeMartino and Mr. Richtsmeier to forego a salary increase, the Compensation Committee maintained the base salaries of each of the NEOs at the 2024 levels.

Annual Incentive Cash Bonus:    We have historically maintained an annual incentive cash bonus program for all executive officers, except for those who receive sales commissions, which provides our executive officers with the opportunity to receive performance bonuses in the form of cash upon the attainment of certain annual financial objectives, as well as strategic business and performance objectives. The incentive bonus opportunity is designed to be a significant portion of executive compensation in order to create and maintain a strong incentive for our executives to achieve or exceed our business strategic and annual financial objectives. To ensure alignment of compensation with our business objectives, our CEO and other executive officers establish specific quantitative and qualitative performance metrics for our business each fiscal year that are aligned with our strategic and annual business plan. These performance metrics as used for incentive bonus targets are then reviewed and approved by our Compensation Committee, generally at its regularly scheduled meeting in late February or early March of each year.

Each of our NEOs participates in the incentive bonus program. For 2025, given the Company’s focus on improving bottom-line financial performance, the Compensation Committee determined to break with traditional practice and base bonuses for the NEOs solely on financial objectives. Bonuses for Mr. Dillon, Mr. DeMartino, and Mr. Richtsmeier, as approved by the Compensation Committee under the incentive bonus program on May 1, 2025, were based 100% on achievement of a combined financial objective for 2025 adjusted EBITDA1 and 2025 total revenue, with payout percentages as set forth in the following matrix (the “Payout Matrix”):

	2025 REVENUE
2025 ADJUSTED EBITDA		< $45,000,000	$46,000,000	$47,000,000	$48,000,000	$49,000,000	$50,000,000	$51,000,000	$52,000,000	$53,000,000	$54,000,000	$55,000,000
	<$(600,000)	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
	$(600,000)	25%	30%	40%	50%	60%	70%	75%	80%	85%	90%	95%
	$(500,000)	30%	35%	45%	55%	65%	75%	80%	85%	90%	95%	100%
	$(400,000)	35%	40%	50%	60%	70%	80%	85%	90%	95%	100%	105%
	$(300,000)	40%	45%	55%	65%	75%	85%	90%	95%	100%	105%	110%
	$(200,000)	45%	50%	60%	70%	80%	90%	95%	100%	105%	110%	115%
	$(100,000)	50%	55%	65%	75%	85%	95%	100%	105%	110%	115%	120%
	$0	55%	60%	70%	80%	90%	100%	105%	110%	115%	120%	125%	TARGET LEVEL
	$100,000	60%	65%	75%	85%	95%	105%	110%	115%	120%	125%	130%
	$200,000	65%	70%	80%	90%	100%	110%	115%	120%	125%	130%	135%
	$300,000	70%	75%	85%	95%	105%	115%	120%	125%	130%	135%	140%
	$400,000	75%	80%	90%	100%	110%	120%	125%	130%	135%	140%	145%
	$500,000	80%	85%	95%	105%	115%	125%	130%	135%	140%	145%	150%
	$600,000	85%	90%	100%	110%	120%	130%	135%	140%	145%	150%	155%
	$700,000	90%	95%	105%	115%	125%	135%	140%	145%	150%	155%	160%
	$800,000	95%	100%	110%	120%	130%	140%	145%	150%	155%	160%	165%
	$900,000	100%	105%	115%	125%	135%	145%	150%	155%	160%	165%	170%
	$1,000,000	105%	110%	120%	130%	140%	150%	155%	160%	165%	170%	175%	2025 ACTUAL

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1        Adjusted EBITDA is defined as net (loss) income before net interest income (expense), income taxes, depreciation and amortization and is adjusted for (1) share-based compensation expense and (2) any other items, when they occur, that we believe do not reflect the ordinary earnings of the Company’s ongoing business. Adjusted EBITDA is a non-GAAP financial measure. See Appendix A to this Proxy Statement for a reconciliation of adjusted EBITDA to net (loss) income and related information regarding this non-GAAP measure.

The Payout Matrix provided for a 70% payout upon the achievement of $47 million in revenue, which was the projected revenue for 2025 as set forth in the 2025 Operating Plan, and $0 (break-even) adjusted EBITDA and for a payout of 100% upon reaching a “stretch” goal of $50 million in revenue and break-even adjusted EBITDA. The Payout Matrix provided for no payout if adjusted EBITDA was less than negative $600 thousand and a maximum payout of 175% upon achievement of revenue of at least $55 million and adjusted EBITDA of at least $1 million.

The incentive cash bonus that any particular executive is eligible to earn is established as a percentage of the individual’s base salary (“Target Bonus”). The Target Bonus percentages for 2025 for each of our NEOs were as follows: Mr. Dillon, 33%; Mr. DeMartino, 50%; and Mr. Richtsmeier, 40%. Bonuses to other executive officers for 2025 were based solely on the Payout Matrix. Bonuses to other eligible employees for 2025 were based 50% on achievement against measurable strategic objectives and 50% on the Payout Matrix.

Actual revenue for 2025 was $51,480,000 and adjusted EBITDA was $1,192,000. As a result, in February 2026, the Compensation Committee approved a payout of 155% of each NEO’s annual Target Bonus. Payouts for the NEOs were as follows: Mr. Dillon, $319,300; Mr. DeMartino, $316,166; and Mr. Richtsmeier, $215,183. Payouts for other executive officers were at 155% of target. Payouts to other eligible employees were at 127.5% of target, assuming achievement of the relevant strategic objectives.

Long-Term Incentive Awards:    The goal of our equity-based incentive awards is to align the interests of our executives with those of our stockholders and to provide executives with a long-term incentive to manage the Company from the perspective of an owner with an equity stake in the business. Because vesting of our stock-based awards is based on continued employment, our equity-based incentives also facilitate the retention of executives through the term of the awards. In addition, we believe it is important that a significant portion of NEO compensation is tied to financial performance, and as a result the Compensation Committee continued in 2025, as in 2024, to grant 50% of the total value of the NEOs’ long-term incentive awards in the form of PSUs. Prior to 2025, the Compensation Committee historically granted stock option awards to NEOs as an element of their compensation to incentivize NEOs to drive long-term stockholder value (and thereby maximize the value of their stock options). For 2025, both because stock option awards result in more potential dilution to stockholders than RSUs at the same grant-date value, and because stock price volatility has historically reduced the value of stock option awards granted to the Company’s NEOs, the Compensation Committee determined to eliminate NQSOs as a portion of the NEO long-term equity awards and grant only RSUs and PSUs. We believe these elements of long-term compensation for the NEOs provide alignment with stockholders’ interests and enhance our pay for performance objectives.

Annual grants of long-term incentive awards are typically approved by the Compensation Committee at its regularly scheduled quarterly meeting that is generally held in late February or early March. While the majority of equity awards to our employees are made under our annual grant program, the Compensation Committee may grant equity awards to employees at other times, including at the time of hire or promotion of an employee, to reward an employee, for retention purposes or in other circumstances as recommended by the CEO or the Compensation Committee. In determining the size of the long-term equity incentives to be awarded to employees, we take into consideration a number of factors, including, but not limited to, relative job scope, individual performance level, prior contributions to the Company, the need to retain the employee, the size of prior grants and competitive market data. Based upon these factors, the Compensation Committee determines the size of the equity incentives at levels it considers appropriate to create meaningful opportunity for reward predicated on the creation of long-term stockholder value.

The total dollar value of each executive officer’s equity incentive award is determined based on competitive market data and recognizes an individual’s role and performance. For 2025, our CEO recommended to the Compensation Committee a total equity award dollar value for each NEO other than the CEO, identical to the equity award dollar values for 2024, which were determined pursuant to a study by CAP and implemented beginning in 2021. After considering our CEO’s recommendations, the Compensation Committee, with our CEO’s participation, determined the total equity award dollar value for each NEO other than our CEO. The Compensation Committee determined our CEO’s total equity award dollar value without deliberation with management. The award to the CEO was valued at 50% of the 2024 award. The Compensation Committee considered several factors in making its determinations, including our CEO’s recommendations, market data, the Company’s performance, each NEO’s position within the Company and his or her perceived potential contributions to the Company, and the Compensation Committee’s subjective understanding of competitive practices in the marketplace with respect to equity awards. The factors used by our CEO to determine recommendations regarding total equity award dollar value, and by the Compensation Committee to establish such dollar value, were assessed by our CEO and the Compensation Committee, respectively, on a subjective basis.

On May 1, 2025, the Compensation Committee approved equity awards to Mr. Dillon, Mr. DeMartino and Mr. Richtsmeier with approximate target values of $395,500, $279,000 and $175,000, respectively. The awards to the CEO were allocated entirely as PSUs having the same value as his 2024 PSU award; no RSUs were allocated to the CEO upon his recommendation to reduce the value of his equity award by foregoing the RSU portion. The awards to the other NEOs were allocated as approximately 50% RSUs and 50% PSUs. The RSU awards were as follows: Mr. DeMartino, 40,400 RSUs; and Mr. Richtsmeier, 25,300 RSUs.

Payout of PSUs granted on May 1, 2025 is based on the Company’s performance with respect to 2025 adjusted EBITDA and 2025 total revenue, as set forth in the Payout Matrix. The 2025 PSU awards were scheduled to vest following certification of achievement by the Compensation Committee in February 2026 as follows: one-third on certification of achievement by the Compensation Committee on February 24, 2026, one-third on February 24, 2027, and one-third on February 24, 2028. On February 24, 2025, the Compensation Committee certified a payout of 155% on the 2025 PSU awards to the NEOs based on the Payout Matrix, representing earned PSUs with respect to 177,320 shares for Mr. Dillon, 62,620 shares for Mr. DeMartino and 39,215 shares for Mr. Richtsmeier.

Equity Award Grant Procedures

The Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information, and the Company does not time the release of material nonpublic information based upon grant dates of equity awards or for the purpose of affecting the value of executive compensation. Annual equity grants under our long-term incentive program are generally made at the same time each year, typically at the Compensation Committee’s regularly scheduled meeting held each year in February, and awards to new hires or in connection with promotions or for retention are generally made at a regularly scheduled quarterly Compensation Committee meeting after the triggering event giving rise to the grant. During the year ended December 31, 2025, we did not grant options or option-like awards to our named executive officers.

Insider Trading Policy

We have adopted the TransAct Technologies Incorporated Insider Trading Policy (the “Insider Trading Policy”), which governs the purchase, sale, and other dispositions of our securities by directors, officers, and employees of the Company. The restrictions of the Insider Trading Policy also apply to certain family members of our directors, officers, and employees, as well as entities they may control. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards. In addition, the Insider Trading Policy sets forth the policy of the Company to comply with applicable U.S. securities laws, including laws, rules and regulations related to trading in our securities. The full text of the Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Prohibition on Hedging and Pledging

The Insider Trading Policy prohibits directors, officers and employees, certain family members of such persons and entities they may control, as well as other persons or entities informed by management that they are subject to the Insider Trading Policy from time to time, from:

•        Entering into any hedging transaction with respect to the Company’s securities, including, but not limited to, the purchase or use of, directly or indirectly through any other persons or entities, any stock option, prepaid variable forward contracts, equity swaps, collars, exchange funds or any other instruments designed to offset any decrease in the market value of the Company’s securities;

•        Pledging of Company securities owned by such persons;

•        Placing any Company securities in margin accounts, unless the margin accounts are treated as non-marginable by the brokerage firm;

•        Engaging in short sales of Company securities (i.e., sales of Company securities that the seller does not own), including a “sale against the box” (i.e., a sale with delayed delivery); and

•        Engaging in speculative trading, including transactions in publicly traded options of the Company, such as puts, calls, warrants, and other derivative securities, on an exchange or in any other organized market.

Clawback Policy

The Company maintains a clawback policy permitting recovery of incentive-based compensation (that is, any cash or equity award earned based on the achievement of financial measures) in the event of a financial restatement in accordance with Nasdaq requirements. The Company also maintains a separate clawback policy providing the Compensation Committee with authority to recoup incentive-based compensation paid to an executive officer or other covered employee for a performance period in which the employee committed a significant legal or compliance violation.

Stock Ownership Guidelines

The CEO and CFO are subject to stock ownership guidelines requiring the CEO to hold two times base salary and the CFO to hold one times base salary in TransAct stock. The CFO has attained the ownership level required by the guidelines. The Board has allowed Mr. Dillon until April 4, 2027 to comply with the ownership level required by the guidelines. We believe the implementation of stock ownership guidelines aligns our leadership team with our stockholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the Annual Meeting.

COMPENSATION COMMITTEE
Randall S. Friedman, Chair
Audrey P. Dunning
Daniel M. Friedberg
Emanuel P. N. Hilario
Haydee Ortiz Olinger

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation earned by each of the NEOs in 2025 and 2024:

Name and Principal Position —————————————	Year ———	Salary ($) ————	Bonus ($) ———	Stock Awards(1) ($) ————	Option Awards(2) ($) ————	Non-Equity Incentive Plan Compensation(3) ($) ———————	All Other Compensation ($) ————————		Total ($)(7) —————
John M. Dillon	2025	618,000	—	395,824	—	319,300	10,969	(4)	1,344,093
Chief Executive Officer and Director	2024	613,846	—	553,960	237,405	34,299	12,236	(4)	1,451,745
Steven A. DeMartino	2025	407,958	—	279,568	—	316,167	30,412	(5)	1,034,105
President, Chief Financial Officer, Treasurer and Secretary	2024	405,216	—	609,880	83,790	33,962	33,604	(5)	1,166,452
Brent Richtsmeier	2025	347,069	—	175,076	—	215,183	20,449	(6)	757,777
Chief Technology Officer	2024	344,736	—	122,720	52,668	31,236	22,510	(6)	573,870

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(1)      Amounts reflect the aggregate of the grant date fair value of PSUs and RSUs calculated in accordance with FASB ASC Topic 718. These awards were granted under the Company’s 2014 Equity Incentive Plan, as amended and restated. For information on the valuation assumptions with respect to the PSUs and RSUs reported in this column, refer to Note 10 of the notes to the Company’s financial statements in the Annual Report on Form 10-K for each of the years ended December 31, 2025 and 2024, as filed with the SEC. Please see the “Outstanding Equity Awards at 2025 Fiscal Year-End” for a description of equity compensation awards. There were no forfeitures of stock awards by the NEOs during 2025.

The value on the grant date of the 2025 PSU awards based upon performance goal achievement at target and maximum would be as follows:

Name ————	Target Value at Grant Date ———————	Maximum Value at Grant Date ———————
John M. Dillon	$395,824	$692,692
Steven A. DeMartino	139,784	244,622
Brent Richtsmeier	87,538	153,192

(2)      Amounts reflect the grant date fair value of stock options, calculated in accordance with FASB ASC Topic 718. The option awards were granted under the Company’s 2014 Equity Incentive Plan, as amended and restated. For information on the valuation assumptions with respect to these awards, refer to Note 10 of the notes to the Company’s financial statements in the Form 10-K for each of the years ended December 31, 2025 and 2024, as filed with the SEC. Please see the “Outstanding Equity Awards at 2025 Fiscal Year-End” table for a description of option awards. In 2025, options held by Mr. Dillon to purchase 7,500 shares of the Company’s common stock expired unexercised on May 14, 2025, and options held by Mr. DeMartino to purchase 40,000 shares of the Company’s common stock expired unexercised on February 26, 2025. There were no other forfeitures of stock option awards by the NEOs during 2025.

(3)      Amounts represent incentive cash bonuses earned under the Company’s annual incentive cash bonus program.

(4)      For Mr. Dillon, the 2025 amount consists of Company contributions under the Company’s 401(k) Plan of $10,351, and life insurance premiums of $618 and the 2024 amount consists of Company contributions under the Company’s 401(k) Plan of $11,568, and life insurance premiums of $667.

(5)      For Mr. DeMartino, the 2025 amount consists of an automobile allowance of $12,000, Company contributions under the Company’s 401(k) Plan of $11,734, and life insurance and disability insurance premiums of $6,678, and the 2024 amount consists of an automobile allowance of $12,000, Company contributions under the Company’s 401(k) Plan of $15,250, and life insurance and disability insurance premiums of $6,354.

(6)      For Mr. Richtsmeier, the 2025 amount consists of Company contributions under the Company’s 401(k) Plan of $10,500 and life insurance and disability insurance premiums of $9,949, and the 2024 amount consists of Company contributions under the Company’s 401(k) Plan of $10,350 and life insurance and disability insurance premiums of $12,160.

(7)      Totals may not equal the sum of the individual items due to rounding.

Employment Agreements with Named Executive Officers

The Company is party to an employment agreement with Mr. Dillon (the “CEO Employment Agreement”), dated as of September 4, 2024 (the “Effective Date”), and an employment agreement with Steven A. DeMartino (the “CFO Employment Agreement”), dated as of the Effective Date. Each such employment agreement runs for a one-year term and automatically renews for successive one-year periods unless either party provides notice of non-renewal at least 90 days prior to the expiration of any such one-year period. The Company is also party to a severance agreement with Mr. Richtsmeier, providing for certain severance payments in the event of termination of Mr. Richtsmeier’s employment under certain circumstances, as more fully described below under the heading “Potential Payments upon a Termination or Change in Control — Employment and Severance Agreements — Mr. Richtsmeier.”

A description of each of the CEO Employment Agreement and the CFO Employment Agreement is set forth below.

CEO Employment Agreement

The CEO Employment Agreement provides for the following terms:

•        Compensation.    Mr. Dillon is entitled to receive a base salary at an annualized rate of $618,000, subject to review and adjustment in the sole discretion of the Compensation Committee. Mr. Dillon is entitled to participate in the Company’s annual incentive cash bonus program, which bonus is targeted at a percentage of Mr. Dillon’s base salary based upon either Mr. Dillon’s or the Company’s attainment of one or more objective performance criteria to be established annually by the Compensation Committee. Mr. Dillon is also eligible to receive annual grants of long-term equity incentive compensation under the Company’s 2014 Equity Incentive Plan, as amended and restated (the “Plan”).

•        Termination Severance Payments.    Mr. Dillon is entitled to certain severance payments (other than in connection with a change in control) if his employment is terminated by the Company without “Cause” or if he terminates his employment for “Good Reason” (each as defined in the CEO Employment Agreement). The terms of Mr. Dillon’s severance in the event of a termination other than in connection with a change in control, including the definitions of “Cause” and “Good Reason,” are described below under the heading “Potential Payments upon a Termination or Change in Control — Employment and Severance Agreements — Mr. Dillon.”

•        Change-in-Control Severance Payments.    Mr. Dillon is also entitled to certain severance payments if his employment terminates as a result of termination by the Company without Cause or as a result of his resignation for Good Reason, in either case occurring within six months prior to or 12 months after a change in control. The terms of Mr. Dillon’s severance payments resulting from a termination occurring in connection with a change in control are described below under the heading “Potential Payments upon a Termination or Change in Control — Employment and Severance Agreements — Mr. Dillon.”

•        Death or Disability.    In addition to receiving accrued salary and benefits, if Mr. Dillon’s employment terminates as a result of death or disability, the Company has agreed to provide Mr. Dillon a pro-rated portion of his annual bonus based on the amount of time Mr. Dillon was employed by the Company during the fiscal year to which the annual bonus relates. In the event of disability, any pro-rated annual bonus payment is subject to Mr. Dillon’s execution (or execution by Mr. Dillon’s estate) of a release of claims in the Company’s favor.

•        Restrictive Covenants.    The CEO Employment Agreement includes a non-disparagement provision but otherwise did not affect the restrictive covenants already contained in Mr. Dillon’s Confidential Information and Intellectual Property Agreement with the Company, entered into on April 24, 2023, which contains customary restrictive covenants, including confidentiality and intellectual property assignment covenants, and covenants not to compete or solicit customers or employees of the Company for one year following termination.

CFO Employment Agreement

The CFO Employment Agreement provides for the following terms:

•        Compensation.    Mr. DeMartino is entitled to receive a base salary at an annualized rate of $407,958, subject to review and adjustment in the sole discretion of the Compensation Committee. Mr. DeMartino is entitled to participate in the Company’s annual incentive cash bonus program, which bonus is targeted at a percentage of Mr. DeMartino’s base salary based upon either Mr. DeMartino’s or the Company’s attainment of one or more objective performance criteria to be established annually by the Compensation Committee. Mr. DeMartino is also eligible to receive annual grants of long-term equity incentive compensation under the Plan.

•        As a partial inducement for entering into the CFO Employment Agreement, upon execution of the CFO Employment Agreement, Mr. DeMartino received a one-time grant of 100,000 RSUs in accordance with the Plan. Such RSUs had a grant date fair value of $414,000 as calculated under a Black-Scholes valuation model, and vest in eight equal quarterly increments over two years following September 4, 2024, the date such RSUs were granted.

•        Termination Severance Payments.    Mr. DeMartino is entitled to certain severance payments (other than in connection with a change in control) if his employment is terminated by the Company without “Cause” or if he terminates his employment for “Good Reason” (each as defined in the CFO Employment Agreement). The terms of Mr. DeMartino’s severance in the event of a termination other than in connection with a change in control, including the definitions of “Cause” and “Good Reason,” are described below under the heading “Potential Payments upon a Termination or Change in Control — Employment and Severance Agreements — Mr. DeMartino.”

•        Change-in-Control Severance Payments.    Mr. DeMartino is also entitled to certain severance payments if his employment terminates as a result of termination by the Company without Cause or as a result of Mr. DeMartino’s resignation for Good Reason, in either case occurring within six months prior to or 18 months after a change in control. The terms of Mr. DeMartino’s severance payments resulting from a termination occurring in connection with a change in control are described below under the heading “Potential Payments upon a Termination or Change in Control — Employment and Severance Agreements — Mr. DeMartino.”

•        Death or Disability.    Mr. DeMartino is entitled to receive accrued salary and benefits up until the date of termination in the event Mr. DeMartino’s employment terminates due to death or disability.

•        Restrictive Covenants.    The CFO Employment Agreement also contains certain customary restrictive covenants, including confidentiality and nondisclosure covenants, and covenants not to compete or solicit customers or employees of the Company for one year following termination.

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END

The following table shows outstanding equity awards for the NEOs as of December 31, 2025:

	Option Awards				Stock Awards
Grant Date ——————	Number of Securities Underlying Unexercised Options (#) Exercisable(1) ——————	Number of Securities Underlying Unexercised Options (#) Unexercisable ——————	Option Exercise Price ($) —————	Option Expiration Date —————	Number of Units of Stock That Have Not Vested(2) (#) —————	Market Value of Units of Stock That Have Not Vested(3) ($) —————
John M. Dillon(4)
2/25/2016	7,500	—	7.17	2/25/2026	—	—
3/2/2022	—	—	—	—	1,250	5,000
3/1/2023	—	—	—	—	3,200	12,800
8/3/2023	39,550	39,550	7.69	8/3/2033	—	—
8/3/2023	—	—	—	—	24,100	96,400
2/29/2024	14,875	44,625	6.80	2/28/2034	—	—
2/29/2024	—	—	—	—	17,475	69,900
5/1/2025(5)	—	—	—	—	177,320	709,280

Steven A. DeMartino
2/25/2016	30,700	—	7.17	2/25/2026	—	—
5/22/2017	25,700	—	8.30	5/22/2027	—	—
3/1/2018	36,400	—	13.65	3/1/2028	—	—
2/27/2019	37,100	—	10.34	2/27/2029	—	—
2/27/2020	26,900	—	9.80	2/27/2030	—	—
4/30/2020	25,000	—	4.25	4/30/2030	—	—
3/4/2021	20,800	—	10.27	3/4/2031	—	—
3/2/2022	12,900	4,300	9.10	3/2/2032	—	—
3/2/2022	—	—	—	—	1,550	6,200
3/1/2023	9,950	9,950	7.07	3/1/2033	—	—
3/1/2023	—	—	—	—	3,950	15,800
3/1/2023(5)	—	—	—	—	7,629	30,516
2/29/2024	5,250	15,750	6.80	2/28/2034	—	—
2/29/2024	—	—	—	—	6,225	24,900
9/04/2024(6)	—	—	—	—	37,500	150,000
5/1/2025	—	—	—	—	40,400	161,600
5/1/2025(5)	—	—	—	—	62,620	250,480

	Option Awards				Stock Awards
Grant Date ——————	Number of Securities Underlying Unexercised Options (#) Exercisable(1) ——————	Number of Securities Underlying Unexercised Options (#) Unexercisable ——————	Option Exercise Price ($) —————	Option Expiration Date —————	Number of Units of Stock That Have Not Vested(2) (#) —————	Market Value of Units of Stock That Have Not Vested(3) ($) —————
Brent Richtsmeier
2/27/2020	5,000	—	9.80	2/27/2030	—	—
4/30/2020	7,500	—	4.25	4/30/2030	—	—
3/4/2021	10,000	—	10.27	3/4/2031	—	—
10/28/2021	5,000	—	14.59	10/28/2031	—	—
3/2/2022	8,100	2,700	9.10	3/2/2032	—	—
3/2/2022	—	—	—	—	975	3,900
3/1/2023	6,250	6,250	7.07	3/1/2033	—	—
3/1/2023	—	—	—	—	2,500	10,000
3/1/2023(5)	—	—	—	—	4,778	19,112
2/29/2024	3,300	9,900	6.80	2/28/2034	—	—
2/29/2024	—	—	—	—	3,900	15,600
5/1/2025	—	—	—	—	25,300	101,200
5/1/2025(5)	—	—	—	—	39,215	156,860

____________

(1)      The option awards reflected in this table vest over four years, 25% on each anniversary of the date of grant.

(2)      Except as otherwise noted in Note (6) below, the RSUs shown in this table vest over four years, 25% on each anniversary of the date of grant. See Note (5) below for the vesting schedule of the PSUs shown in this table.

(3)      The market value of RSUs and PSUs is calculated by multiplying the number of unvested units by the closing price of $4.00 per share of our common stock on December 31, 2025, which was the last trading day of the year.

(4)      Mr. Dillon served as a non-employee director until his appointment as CEO on April 4, 2023. Awards with grant dates prior to such date were granted as compensation for Mr. Dillon’s service as director.

(5)      The number of shares shown for the PSUs granted on May 1, 2025 is based on actual achievement of the performance metrics for the year ended December 31, 2025. The combined adjusted EBITDA and revenue metric resulted in a payout of 155% on such awards. The number of shares shown for the PSUs granted on March 1, 2023 is based on actual achievement of the performance metrics for the year ended December 31, 2023. For the FST revenue metric, the Company achieved 90.6% of the target, resulting in an 81.2% payout. For the adjusted EBITDA metric, the Company achieved 136.5% of the target, resulting in the maximum 150% payout. Weighting both of these equally at 50%, the resulting payout was 115.6%. The PSUs granted on March 1, 2023 vest in three equal installments on March 1, 2024, March 1, 2025 and March 1, 2026. PSUs granted on February 29, 2024 and March 2, 2022 are not shown in the table because the applicable threshold performance metrics were not achieved and such awards were forfeited in February 2025 and March 2023, respectively.

(6)      RSUs granted to Mr. DeMartino on September 4, 2024 vest in eight equal quarterly installments over two years from the date of grant.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

The Company is a party to certain agreements and maintains certain plans that may require payments be made, and/or benefits to be provided, to the NEOs: in the event that (i) an NEO’s employment is terminated other than for Cause or the NEO resigns for Good Reason, as defined in the applicable agreement and discussed below (a “Termination Event”), (ii) a Change in Control (as defined by the applicable agreement or plan) occurs (a “Change in Control Event”) or (iii) a Termination Event occurs or a NEO resigns for certain specified reasons within a specified period before or after a Change-in-Control Event (a “Change in Control and Termination Event”). The payments and benefits that each NEO may be entitled to receive upon a Termination Event, Change in Control Event or a Change in Control and Termination Event are described in the NEO’s employment agreement or severance agreement and the 2014 Equity Incentive Plan, as amended and restated, as applicable. Below is a description of the types of events that would trigger payments under these agreements and plan, and the potential payments to each such NEO assuming that a triggering event occurred on December 31, 2025, the last day of our most recent fiscal year. None of the agreements for our NEOs includes a gross up for excise tax as a result of golden parachute payments.

Employment and Severance Agreements

Mr. Dillon

Effect of a Termination Event.    The CEO Employment Agreement provides that, in the event Mr. Dillon’s employment is terminated by the Company without Cause or Mr. Dillon resigns for Good Reason, the Company is required to provide, in addition to a payment of accrued salary and benefits, severance payments consisting of the following: (i) his then current base salary for a period of 12 months; (ii) his annual cash bonus, if any, for the year prior to the termination, to the extent earned and unpaid; (iii) reimbursement (on an after-tax basis) of all of his premiums under the Company’s group health plan for continuing his health care coverage for a period ending on the earlier of the date that is 12 months after the date of termination or the date on which he becomes eligible to be covered by the health care plan of another employer; and (iv) his target annual bonus for the year of termination, pro-rated for the portion of the fiscal year occurring prior to termination, payable in equal installments over a period of one year. Mr. Dillon’s receipt of these severance payments is contingent upon his executing a release of claims in the Company’s favor. The treatment of any outstanding equity awards upon Mr. Dillon’s termination of employment by the Company without Cause or by Mr. Dillon for Good Reason will be in accordance with the Plan and applicable award agreements under the Plan.

The CEO Employment Agreement further provides that, in the event Mr. Dillon’s employment terminates due to death or disability, in addition to receiving accrued salary and benefits, the Company has agreed to provide Mr. Dillon a pro-rated portion of his annual bonus based on the amount of time for which he was employed by the Company during the fiscal year to which the annual bonus relates. In the event of disability, any pro-rated annual bonus payment is subject to Mr. Dillon’s execution (or execution by Mr. Dillon’s estate) of a release of claims in the Company’s favor.

Effect of a Change in Control and Termination Event.    The CEO Employment Agreement provides that, if Mr. Dillon’s employment is terminated by the Company without Cause or Mr. Dillon resigns for Good Reason, in either case occurring within six months prior to or 12 months after a change in control (a “CEO Terminating Event”), the Company is required to provide Mr. Dillon an aggregate severance package consisting of the following: (i) 24 months of his then current base salary payable in equal installments over the course of 24 months; (ii) his annual cash bonus, if any, for the year prior to the year of termination, to the extent earned and unpaid; (iii) an aggregate amount equal to two times his target annual cash bonus payable in equal installments over the course of 24 months; and (iv) reimbursement (on an after-tax basis) of all of his premiums under the Company’s group health plan for continuing his health care coverage commencing on the date of such termination and ending on the earlier of the date that is 18 months after the date of termination or the date on which he becomes eligible to be covered by the health care plan of another employer. Mr. Dillon’s receipt of these severance payments is contingent upon his executing a release of claims in the Company’s favor. The treatment of any outstanding equity award if Mr. Dillon’s employment terminates as a result of a CEO Terminating Event shall be in accordance with the terms of the Plan and applicable award agreements under the Plan.

Definitions.    The CEO Employment Agreement defines “Cause” to mean the occurrence of any one or more of the following as determined in the Board’s discretion: (1) any action or inaction by Mr. Dillon that constitutes larceny, fraud, gross negligence; (2) a willful or negligent misrepresentation by Mr. Dillon to the Board or officers of the Company or their successors or assigns; (3) commission or conviction of or a plea of guilty or no contest by

Mr. Dillon to any felony offense, or any misdemeanor offense that adversely affects Mr. Dillon’s ability to carry out his obligations under the CEO Employment Agreement, during the Mr. Dillon’s employment with the Company; (4) the refusal of Mr. Dillon to follow the reasonable and lawful written instructions of the Board with respect to the services to be rendered or the manner of rendering such services by the CEO, provided such refusal is material and that Mr. Dillon has been given reasonable written notice of the violation of this subsection and at least twenty (20) days to cure and no cure has been effected within such time period; (5) any material violation by Mr. Dillon of any laws or regulations to which the Company and/or the Mr. Dillon are subject, in each case which, in the reasonable judgment of the Board, is likely to result in, or actually results in material loss, damage or injury to the Company; (6) a material breach by Mr. Dillon of any his obligations under the Confidential Information and Intellectual Property Agreement entered into as of April 24, 2023, by and between the Company and Mr. Dillon (the “CEO CIIP Agreement”), or material violation by Mr. Dillon of the Company’s Code of Conduct; or (7) a breach of fiduciary duty or willful misconduct by Mr. Dillon with respect to the Company.

The CEO Employment Agreement defines “Good Reason” to mean, without Mr. Dillon’s consent: (1) removal of Mr. Dillon from the CEO position resulting in a material diminution of responsibilities; (2) a material decrease in the base salary payable by the Company to Mr. Dillon except for across-the-board salary reductions similarly affecting all management personnel of the Company; and (3) notice by the Company that the CEO Employment Agreement will not be renewed at the end of any one-year term.

Mr. DeMartino

Effect of a Termination Event.    The CFO Employment Agreement provides that, in the event Mr. DeMartino’s employment is terminated by the Company without Cause or Mr. DeMartino resigns for Good Reason, the Company is required to provide, in addition to a payment of accrued salary and benefits, severance payments consisting of the following: (i) his then current base salary for a period of 12 months; (ii) reimbursement (on an after-tax basis) of all of his premiums under the Company’s group health plan for continuing his health care coverage for a period ending on the earlier of the date that is 12 months after the date of termination or the date on which he becomes eligible to be covered by the health care plan of another employer; (iii) payment of his annual cash bonus, if any, for the year prior to the year of termination, to the extent earned and unpaid; (iv) payment of his target annual bonus for the year of termination, pro-rated for the portion of the fiscal year occurring prior to termination, payable in equal installments over one year; and (v) reimbursement of all of his premiums for supplemental long-term disability and life insurance in place as of the date of termination for a period of 12 months. Mr. DeMartino’s receipt of these severance payments is contingent upon his executing a release of claims in the Company’s favor. The treatment of any outstanding equity awards upon Mr. DeMartino’s termination of employment by the Company without Cause or by Mr. DeMartino for Good Reason will be in accordance with the Plan and applicable award agreements under the Plan.

The CFO Employment Agreement further provides that, in the event Mr. DeMartino’s employment terminates due to death or disability, Mr. DeMartino is entitled to receive accrued salary and benefits up until the date of termination.

Effect of a Change in Control and Termination Event.    The CFO Employment Agreement provides that, if Mr. DeMartino’s employment is terminated by the Company without Cause or as a result of Mr. DeMartino’s resignation for Good Reason, in either case occurring within six months prior to or 18 months after a change in control (a “CFO Terminating Event”), the Company is required to provide Mr. DeMartino with an aggregate severance package consisting of the following: (i) two years of his then current base salary payable in equal installments over the course of two years; (ii) payment of his annual cash bonus, if any, for the year prior to the year of termination, to the extent earned and unpaid; (iii) an aggregate amount equal to two times his target annual cash bonus payable in equal installments over the course of two years; (iv) reimbursement (on an after-tax basis) of all of his premiums under the Company’s group health plan for continuing his health care coverage commencing on the date of such termination and ending on the earlier of the date that is 18 months after the date of termination or the date on which he becomes eligible to be covered by the health care plan of another employer (the “COBRA Reimbursement”); (v) payment of a monthly amount equal to the monthly COBRA Reimbursement amount for a period of six months after the date the COBRA Reimbursement ends and provided that he is not eligible to be covered by the health care plan of another employer during this six-month period; and (vi) reimbursement of all of his premiums for supplemental long-term disability and life insurance in place as of the date of termination for a period of 12 months. Mr. DeMartino’s receipt of the severance payments described above is contingent upon his executing a release of any and all claims in the Company’s favor. The treatment of any outstanding equity award if Mr. DeMartino’s employment terminates as a result of a CFO Terminating Event shall be in accordance with the terms of the Plan and applicable award agreements under the Plan.

Definitions.    The CFO Employment Agreement defines “Cause” to mean the occurrence of any one or more of the following as determined in the Board’s discretion: (1) any action or inaction by Mr. DeMartino that constitutes larceny, fraud, gross negligence; (2) a willful or negligent misrepresentation by Mr. DeMartino to the Board or officers of the Company or their successors or assigns; (3) commission or conviction of or a plea of guilty or no contest by Mr. DeMartino to any felony offense, or any misdemeanor offense that adversely affects Mr. DeMartino’s ability to carry out his obligations under the CFO Employment Agreement, during the Mr. DeMartino’s employment with the Company; (4) the refusal of Mr. DeMartino to follow the reasonable and lawful written instructions of the Board with respect to the services to be rendered or the manner of rendering such services by Mr. DeMartino, provided such refusal is material and that Mr. DeMartino has been given reasonable written notice of the violation of this subsection and at least twenty (20) days to cure and no cure has been effected within such time period; (5) any material violation by Mr. DeMartino of any laws or regulations to which the Company and/or Mr. DeMartino are subject, in each case which, in the reasonable judgment of the Board, is likely to result in, or actually results in material loss, damage or injury to the Company; (6) material breach by Mr. DeMartino of any his restrictive covenants, confidentiality and nondisclosure covenants, and non-solicitation covenants under the CFO Employment Agreement or material violation by the CFO of the Company’s Code of Conduct; or (7) a breach of fiduciary duty or willful misconduct by the CFO with respect to the Company.

The CFO Employment Agreement defines “Good Reason” to mean, without Mr. DeMartino’s consent: (1) removal of Mr. DeMartino from either the President or the CFO positions; (2) a material decrease in the base salary payable by the Company to Mr. DeMartino except for across-the-board salary reductions similarly affecting all management personnel of the Company; (3) the relocation of the Company’s facility at which the Mr. DeMartino is currently employed by more than 50 miles from its current location (unless such new location is closer than such facility to the Mr. DeMartino’s then residence); (4) notice by the Company of that the CFO Employment Agreement will not be renewed at the end of any one-year term; (5) a material reduction in the nature or scope of the Mr. DeMartino’s responsibilities, authorities, powers, functions or duties; or (6) the elimination or material reduction of the Mr. DeMartino’s participation in the Company’s long-term incentive plan or a reduction of Mr. DeMartino’s target bonus, without offer of a comparable replacement benefit.

Mr. Richtsmeier

Effect of a Termination Event.    Under the terms of a severance agreement between the Company and Brent Richtsmeier, dated January 1, 2021 (the “CTO Severance Agreement”), if the Company were to terminate the employment of Mr. Richtsmeier without Cause (other than a termination within 12 months of a Change in Control, as described below), Mr. Richtsmeier would be entitled to continue to receive, for six months following the date of termination (i) payment on the first business day of each month of one twelfth of his annual base salary, (ii) a pro rata portion of his annual target bonus for the year of termination, payable in installments on the first day of each month, and (iii) group medical and dental benefits, subject to any employee contribution applicable to Mr. Richtsmeier on the date of termination.

Effect of a Change in Control and Termination Event.    If a Change in Control were to occur, and Mr. Richtsmeier’s employment were terminated other than for Cause, or if he were to resign following a significant reduction in the nature or scope of his responsibilities or authorities, a decrease in salary other than resulting from a reduction that applies generally to all management personnel, or a relocation of Mr. Richtsmeier’s principal place of employment by more than 50 miles (described below as a resignation for “Good Reason”), within 12 months after the Change in Control, Mr. Richtsmeier would be entitled to continue to receive, for a period of one year from the date of termination, (i) his annual base salary, payable in installments on the first business day of each month, (ii) his annual target bonus, payable in installments on the first business day of each month, and (iii) group medical and dental benefits, subject to any employee contribution applicable to Mr. Richtsmeier on the date of termination. In addition, all stock options granted to Mr. Richtsmeier would immediately vest.

Definitions.    The CTO Severance Agreement generally defines Cause as a termination for the following reasons: (i) action or inaction by Mr. Richtsmeier that constitutes larceny, fraud, gross negligence, a willful or negligent misrepresentation to the Board or officers of the Company or a commission of a crime of moral turpitude; (ii) material, repetitive, unjustified and unexcused refusal to follow the reasonable and lawful written instruction of the Board or the Company’s CEO; or (iii) death or disability. A Change in Control is generally defined in the agreement to include (i) a merger of the Company with another company where the majority of the board of directors of the surviving company is not comprised of directors of the Company in office immediately prior to the transaction, (ii) a change in the Board of the Company such that, after an election, a majority of the directors in office are not directors that were nominated by two-thirds of the Board prior to the election or (iii) a complete liquidation of the Company. Receipt of the severance benefits described below is conditioned on execution by Mr. Richtsmeier of a release of claims in favor of the Company.

Equity Plans

2014 Equity Incentive Plan.    The terms of the Company’s 2014 Equity Incentive Plan, as amended and restated, provide that all awards issued under the plan would accelerate and either become exercisable or vest, as applicable, immediately prior to any of the following: (i) a reorganization, merger, consolidation or similar transaction in which the surviving corporation is not the Company or a publicly owned corporation (or a subsidiary thereof) in which the stockholders of the Company immediately prior to the transaction continue to beneficially own 50% or more of the voting securities of the Company, (ii) a sale, exchange or other disposition of all or substantially all of the Company’s assets, or (iii) any acquisition of 50% or more of the voting securities of the Company excluding acquisitions by specified parties. Upon the occurrence of some of the foregoing Change in Control events, stock or other property to be delivered upon acceleration of any award may be placed in escrow, rather than actually delivered, under terms set by the Compensation Committee. In the event of a dissolution or liquidation of the Company, prior to such transaction, under the 2014 Equity Incentive Plan, as amended and restated, the plan administrator may, but is not required to, accelerate and make exercisable any award requiring exercise and/or accelerate the delivery of shares remaining deliverable under any outstanding RSUs, PSUs or other stock unit awards.

Payments upon a Change in Control

The following table summarizes acceleration of awards that would have occurred if a Change in Control had occurred on December 31, 2025 that triggered acceleration of all of the equity awards outstanding to each NEO under the 2014 Equity Incentive Plan, as amended and restated, that accelerate either by their terms or the terms of the plan.

Name ————	Stock Awards(1) ——————	Option Awards(2) ——————	Total ——————
John M. Dillon	$893,380	$—	$893,380
Steven A. DeMartino	639,496	—	639,496
Brent Richtsmeier	306,672	—	306,672

____________

(1)      Accelerated RSUs (including PSUs for which the performance period was complete) were valued using the closing price of $4.00 per share of our common stock on December 31, 2025, which was the last trading day of the year. Upon a Change in Control, performance-based awards for which the performance period has not been completed vest at target. The value of PSUs granted on May 1, 2025 in the table is based on actual achievement of the performance metrics for the applicable performance period, which ended on December 31, 2025.

(2)      Accelerated stock options were valued at $0 because all outstanding stock options held by the NEOs as of December 31, 2025 had exercise prices in excess of the closing price of $4.00 per share of our common stock on December 31, 2025, which was the last trading day of the year. The value of accelerated in-the-money stock options would be determined using the spread between the exercise price of the applicable award and the closing price per share of our common stock on the last trading day of the year.

Payments upon a Termination Event

The following table summarizes the potential payments to each NEO, over the course of the applicable time period for which such payments would be owed, assuming that a termination without Cause or, for Mr. Dillon and Mr. DeMartino, a resignation for Good Reason occurred on December 31, 2025, the last day of the Company’s fiscal year.

Name ————	Base Salary ——————	Bonus ——————	Benefits(1) —————	Stock Options —————	Stock Awards —————	Total —————
John M. Dillon	$618,000	$206,000	$—	$—	$—	$824,000
Steven A. DeMartino	407,958	203,979	43,283	—	—	655,220
Brent Richtsmeier	173,535	138,828	11,620	—	—	323,983

____________

(1)      Benefits were valued using the same assumptions that the Company uses for our financial reporting under generally accepted accounting principles, with the exception that the Company’s cost of medical premiums is included here.

Payments upon a Change in Control and Termination Event

The following table summarizes the potential payments to each NEO, over the course of the applicable time period for which such payments would be owed, assuming that a Change-in-Control and a termination without Cause or a resignation by the NEO for Good Reason occurred on December 31, 2025, the last day of the Company’s fiscal year.

Name ————	Base Salary ——————	Bonus ——————	Benefits(1) —————	Stock Options(2) —————	Stock Awards(3) —————	Total —————
John M. Dillon	$1,236,000	$412,000	$—	$—	$893,380	$2,541,380
Steven A. DeMartino	815,916	407,958	80,404	—	639,496	1,943,773
Brent Richtsmeier	347,069	138,828	23,241	—	306,672	815,809

____________

(1)      Benefits were valued using the same assumptions that the Company uses for our financial reporting under generally accepted accounting principles, with the exception that the Company’s cost of medical premiums is included here.

(2)      Accelerated stock options were valued at $0 because all outstanding stock options held by the NEOs as of December 31, 2025 had exercise prices in excess of the closing price of $4.00 per share of our common stock on December 31, 2025, which was the last trading day of the year. The value of accelerated in-the-money stock options would be determined using the spread between the exercise price of the applicable award and the closing price per share of our common stock on the last trading day of the year.

(3)      Accelerated RSUs (including PSUs for which the performance period was complete) were valued using the closing price of $4.00 per share of our common stock on December 31, 2025, which was the last trading day of the year. Upon a Change in Control, performance-based awards for which the performance period has not been completed vest at target. The value of PSUs granted on May 1, 2025 in the table is based on actual achievement of the performance metrics for the applicable performance period, which ended on December 31, 2025.

Non-Competition, Non-Solicitation and Confidentiality Provisions

Pursuant to the CEO CIIP Agreement, Mr. Dillon agrees that for one year following termination of his employment, that he will not directly or indirectly engage in any business or activity which is competitive with the business of the Company in any part of the world in which the Company is at the time of his termination engaged in selling its products directly or indirectly. Further, during this period, Mr. Dillon agrees not to attempt to solicit any employees of the Company or encourage them to leave the Company, not to solicit, call on, service or enter into an agreement with any of the Company’s customers, and not to encourage any of the Company’s suppliers, business partners or vendors with whom he has had contact in the previous 12 months to terminate or diminish their relationships with the Company. The CEO CIIP Agreement also contains provisions governing the treatment, storage and use of confidential information.

The CFO Employment Agreement and the CTO Severance Agreement contain similar provisions, except that the non-competition and non-solicitation provisions in the CTO Severance Agreement apply for six months following the occurrence of a Termination Event and for one year following the occurrence of a Change in Control and Termination Event.

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed fiscal years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table in this Proxy Statement and in proxy statements for previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table.

Pay Versus Performance Table

The table below summarizes compensation values both reported in our Summary Compensation Table, as well as the adjusted values required in this section for fiscal years 2025, 2024 and 2023. Note that for our NEOs other than our current and former principal executive officers (“PEOs”), compensation is reported as an average.

Year ———	Summary Compensation Table Total for Former PEO(1)(2) ($) ———————	Summary Compensation Table Total for Current PEO(1)(2) ($) ———————	Compensation Actually Paid to Former PEO(1)(3) ($) ——————	Compensation Actually Paid to Current PEO(1)(3) ($) ———————	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1)(4) ($) ———————	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1)(5) ($) ——————	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(6) ($) ——————	Net (Loss) Income(7) ($) (in thousands) ———————
2025	N/A	$1,344,093	N/A	$1,642,387	$895,941	$927,945	$63.29	$(1,240)
2024	N/A	$1,451,745	N/A	$851,081	$870,161	$680,156	$64.72	$(9,863)
2023	$1,636,362	$1,412,006	$1,372,781	$959,382	$814,980	$772,884	$110.44	$4,748

____________

(1)      During fiscal years 2025 and 2024, the PEO was John M. Dillon. During fiscal year 2023, the PEOs were Bart C. Shuldman, who served as PEO from January 1, 2023 to April 4, 2023, and John M. Dillon, who has served as PEO since April 4, 2023. During fiscal years 2025, 2024 and 2023, the non-PEO named executive officers (NEOs) were Steven A. DeMartino and Brent Richtsmeier.

(2)      The dollar amounts reported are the amounts of total compensation reported for Mr. Dillon and Mr. Shuldman, as applicable, for the applicable fiscal year in the “Total” column of the Summary Compensation Table (SCT).

(3)      The following table sets forth the adjustments made to the SCT total for our current PEO for 2025 to arrive at “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K:

2025 SCT Total for PEO	$1,344,093
Less: Amounts reported under the “Stock Awards” column in the SCT	$(395,824)
Less: Amounts reported under the “Option Awards” column in the SCT	$—
Add: Fair value as of fiscal year-end of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	$709,280
(Deduct) add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	$(8,612)
(Deduct) add: Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	$(6,550)
Less: Fair value at end of prior fiscal year of any awards granted in any prior fiscal year that fail to meet applicable vesting conditions during the fiscal year	$—
Total Adjustments	$298,294
2025 Compensation Actually Paid to PEO	$1,642,387

          Assumptions used in the fair valuation of equity awards for the adjustments described above to calculate compensation actually paid to the PEO were not materially different from those used in the Company’s grant date fair value calculations as described in Notes 1 and 2 to the SCT.

(4)      The dollar amounts reported represent the average of the amounts reported for the non-PEO NEOs for the applicable fiscal year in the “Total” column of the Summary Compensation Table.

(5)      The following table sets forth the adjustments made, on an average basis, to the average SCT total for 2025 to arrive at “average compensation actually paid” to our non-PEO NEOs:

2025 Average SCT Total for Non-PEO NEOs	$895,941
Less: Amounts reported under the “Stock Awards” column in the SCT	$(227,322)
Less: Amounts reported under the “Option Awards” column in the SCT	$—
Add: Fair value as of fiscal year-end of awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year	$335,070
(Deduct) add: Change in fair value as of fiscal year-end, compared to prior fiscal year-end, of awards granted in any prior fiscal year that are outstanding and unvested as of the end of the fiscal year	$(4,402)
Deduct (add): Change in fair value as of vesting date, compared to prior fiscal year-end, of awards granted in any prior fiscal year for which all vesting conditions were satisfied at fiscal year-end or during the fiscal year	$(2,834)
Less: Fair value at end of prior fiscal year of any awards granted in any prior fiscal year that fail to meet applicable vesting conditions during the fiscal year	$(68,508)
Total Adjustments	$32,004
2025 Average Compensation Actually Paid to Non-PEO NEOs	$927,945

          Assumptions used in the fair valuation of equity awards for the adjustments described above to calculate average compensation actually paid to the Non-PEO NEOs were not materially different from those used in the Company’s grant date fair value calculations as described in Notes 1 and 2 to the SCT.

(6)      The amounts reported represent the measurement period value of an investment of $100 in our stock on December 30, 2022 (the last trading day before the 2023 fiscal year), and then valued again on each of December 29, 2023 (the last trading day of the 2023 fiscal year), December 31, 2024 (the last trading day of the 2024 fiscal year), and December 31, 2025 (the last trading day of the 2025 fiscal year) based on the closing price per share of the Company’s common stock as of such dates.

(7)      The amounts reported represent net (loss) income for the applicable fiscal year calculated in accordance with generally accepted accounting principles in the United States.

Compensation Actually Paid Versus Company Performance

The graphs below display the relationship between compensation actually paid to the PEO and the average compensation actually paid to the non-PEO NEOs and the Company’s total shareholder return (based on a fixed investment of $100 on December 30, 2022) and net income (loss) for the years presented.

CAP vs. Total Shareholder Return
Compensation Actually Paid
TACT Total Shareholder Return
$1,750,000
$1,500,000
$1,250,000
$1,000,000
$750,000
$500,000
$250,000
$-
$120
$100
$80
$60
$40
$20
$-
2023
2024
2025
Prior CEO Compensation Actually Paid
Current CEO Compensation Actually Paid
Average NEO Compensation Actually Paid
TACT Total Shareholder Return of $100 invested on 12/31/22

CAP vs. Net Income (Loss)
$1,800,000
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$-
Compensation Actually Paid
$6,000,000
$4,000,000
$2,000,000
$-
$(2,000,000)
$(4,000,000)
$(6,000,000)
$(8,000,000)
$(10,000,000)
Net Income (Loss)
2023
2024
2025
Prior CEO Compensation Actually Paid
Current CEO Compensation Actually Paid
Average NEO Compensation Actually Paid
Net Income (Loss)

DIRECTOR COMPENSATION FOR FISCAL YEAR 2025

The following table sets forth information concerning the compensation of directors for fiscal year 2025:

Name(1) —————	Fees Earned or Paid in Cash ($) ———————	Stock Awards(2) ($) ———————	Total ($) ———————
Audrey P. Dunning	40,000	45,144	85,144
Daniel M. Friedberg	40,000	45,144	85,144
Randall S. Friedman	40,000	45,144	85,144
Emanuel P. N. Hilario	40,000	45,144	85,144
Haydee Ortiz Olinger	65,000	45,144	110,144

____________

(1)      Mr. Dillon, our CEO, is not included in this table because he is an employee of the Company and receives no additional compensation for his service as a director. The compensation received by Mr. Dillon as an employee is shown in the Summary Compensation Table.

(2)      On February 27, 2025, Ms. Dunning, Mr. Friedberg, Mr. Friedman, Mr. Hilario and Ms. Olinger were each awarded 11,400 RSUs granted under the Company’s 2014 Equity Incentive Plan, as amended and restated, which were unvested as of December 31, 2025. The RSUs vest at the rate of 25% per year beginning on the first anniversary of the date of grant. The amounts shown represent the grant date fair value of the RSUs granted in 2023 calculated in accordance with Compensation — Stock Compensation Topic of FASB ASC 718.

For 2025, each non-employee director of the Company received a retainer of $10,000 in each quarter of 2025 as compensation for services rendered, paid at the start of each quarter. Ms. Olinger received an additional annual cash retainer of $25,000 for her service as Chair of the Board. Directors received an annual equity grant valued at approximately $45,000 in the form of RSUs vesting and converting to common stock 25% per year beginning on the first anniversary of the date of grant. The number of RSUs awarded wass calculated based on the closing share price on the day of grant. In 2025, each non-employee director received a grant of 11,400 RSUs, pursuant to the terms of the Company’s 2014 Equity Incentive Plan, as amended and restated. The RSU awards vest at the rate of 25% per year beginning on the first anniversary of the date of grant.

In 2025, the Compensation Committee engaged CAP to advise on the Company’s director compensation program. Specifically, the Compensation Committee asked CAP to review the Company’s director compensation for consistency with market practice for similarly situated companies. On CAP’s recommendation, the Compensation Committee adopted the following changes to the Company’s director compensation program for 2026: The Compensation Committee approved new annual cash retainers payable to Board committee chairs in the following amounts for 2026: Audit Committee, $10,000; Compensation Committee, $10,000; and Nominating and Corporate Governance Committee, $5,000. For 2026, the Committee also approved an increase in the value of the annual RSU award from $45,000 to $55,000 with cliff vesting on the one-year anniversary of the date of grant rather than the previously used vesting schedule of 25% per year over four years. For 2026, the quarterly retainer and Board chair cash retainer remained unchanged from 2025.

Directors are also reimbursed for reasonable expenses incurred in attending meetings. The Company does not separately compensate directors for service on any Committee of the Board.

STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING OF STOCKHOLDERS

Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with applicable rules promulgated by the SEC and the By-Laws. Proposals that are eligible under applicable SEC rules to be included in next year’s proxy materials must be received by the Secretary of the Company at the principal executive offices of the Company on or before December 14, 2026 (except that if the 2027 Annual Meeting is changed by more than 30 days from the anniversary of the 2026 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send the proxy materials). Under the By-Laws, other business proposals that a stockholder wishes to have considered at the 2027 Annual Meeting, but which are not included in the Company’s proxy materials (with such proposals being referred to as “floor proposals”), may be made by a stockholder entitled to vote who has delivered a notice to the Secretary of the Company no later than February 12, 2027 and not earlier than January 13, 2027. Such notice must contain the information required in the By-Laws.

All stockholder proposals and notices of nomination (described below) should be addressed to TransAct Technologies Incorporated, One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518, Attention: Secretary. A proxy granted by a stockholder will give discretionary authority to the proxies named therein to vote on any floor proposals if properly brought before the meeting and subject to applicable SEC rules.

PROCEDURES FOR SUBMITTING DIRECTOR NOMINATIONS AND RECOMMENDATIONS

Stockholders may nominate candidates for election to the Board if the proper nomination procedures specified in the By-Laws are followed. Under the By-Laws, all nominations for director to be included in the Company’s proxy materials for the 2027 Annual Meeting made by stockholders entitled to vote thereat must be set forth in a notice that contains the information required by the By-Laws, and such notice of nomination must be received by the Secretary of the Company no later than February 12, 2027 and not earlier than January 13, 2027. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board made by the Company at least ten days before the last day an eligible stockholder may deliver a notice of nomination in accordance with the preceding sentence, such notice of nomination will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Company at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation. In no event will an adjournment, or postponement of an Annual Meeting of Stockholders for which notice has been given, commence a new time period for stockholders to deliver a notice of nomination.

In addition to complying with the By-Laws, to comply with Rule 14a-19 under the universal proxy rules adopted by the SEC, stockholders who intend to solicit proxies in support of director nominees other than the Company nominees in connection with the 2026 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and is postmarked or submitted to the Company electronically no later than March 29, 2027, except that if the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the anniversary of the 2026 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the tenth calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by the Company.

POLICY REGARDING STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The process for stockholders to communicate with the Board, or with any Committee or director(s), is set forth in the Policy Regarding Security Holder Communications with the Board of Directors. This policy is available on our website at www.transact-tech.com by clicking on “Investor Relations” under the “About Us” dropdown menu and then clicking on “Documents & Charters” under the “Governance” dropdown menu.

APPENDIX A: NON-GAAP FINANCIAL INFORMATION

The table below reconciles adjusted EBITDA, a financial measure determined by methods other than U.S. generally accepted accounting principles (“GAAP”). The Company believes that this non-GAAP financial measure is helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. Adjusted EBITDA provides the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes and other non-core items. The Company believes that adjusted EBITDA provides relevant and useful information to an investor evaluating the Company’s operating performance because adjusted EBITDA is: (i) widely used by investors to measure a company’s operating performance without regard to items that do not reflect the Company’s ongoing operations and are excluded from the calculation of such measure; (ii) used as a financial measurement by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting and assessing financial performance. The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP. This non-GAAP financial measure may be calculated differently from similar measures disclosed by other companies.

Adjusted EBITDA is defined as net (loss) income before net interest income (expense), income taxes, depreciation and amortization and is adjusted for (1) share-based compensation expense, (2) the $1.5 million severance charge related to the departure of the Company’s former Chief Executive Officer in 2023 and (3) any other items, when they occur, that we believe do not reflect the ordinary earnings of the Company’s ongoing business. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation expense to be a non-cash expense similar to depreciation and amortization. The Company also adjusts for the severance charge related to the resignation of the Company’s former Chief Executive Officer because the Company believes this charge does not reflect the ordinary earnings of the Company’s operations. A reconciliation of adjusted EBITDA to net (loss) income, the most comparable GAAP financial measure, is set forth below.

	Years Ended December 31,
(In thousands) ———————	2025 ———————	2024 ———————	2023 ———————
Net (loss) income	$(1,240)	$(9,863)	$4,748
Interest (income) expense, net	(198)	(147)	255
Income tax expense	156	6,295	1,155
Depreciation and amortization	672	1,037	1,489
EBITDA	(610)	(2,678)	7,647
Share-based compensation	1,802	1,157	860
Severance charge related to resignation of the Company’s former Chief Executive Officer	—	—	1,461
Adjusted EBITDA	$1,192	$(1,521)	$9,968

A-1

TRANSACT TECHNOLOGIES INCORPORATED ONE HAMDEN CENTER 2319 WHITNEY AVENUE, SUITE 3B HAMDEN, CT 06518 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 25, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TACT2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 25, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V93844-P50040 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TRANSACT TECHNOLOGIES INCORPORATED The Board of Directors recommends you vote FOR each of the following nominees: 1. Election of Directors Nominees: 01) John M. Dillon 02) Audrey P. Dunning 03) Daniel M. Friedberg 04) Randall S. Friedman 05) Emanuel P. N. Hilario 06) Haydee Ortiz Olinger For Withhold The Board of Directors recommends you vote FOR Proposals 2 and 3. 2. Ratification of the selection of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for 2026. 3. Approval, on a non-binding, advisory basis, of the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof, to the extent permitted by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and 2025 Annual Report are available at www.proxyvote.com. V93845-P50040 TRANSACT TECHNOLOGIES INCORPORATED Annual Meeting of Stockholders May 26, 2026 at 10:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder of TransAct Technologies Incorporated (the “Company”) does hereby nominate, constitute and appoint John M. Dillon and Steven A. DeMartino, or either of them, with full power to act alone, as his, her or its true and lawful attorney and proxy with full power of substitution and re-substitution, for and in the undersigned’s name, place and stead to attend and vote all of the shares of Common Stock of the Company standing in the name of the undersigned and entitled to vote, at the Annual Meeting of its Stockholders to be held virtually on May 26, 2026 at 10:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/TACT2026, or at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present as follows: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION AS SET FORTH BELOW: Continued and to be signed on reverse side FOR PROPOSAL 1, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF JOHN M. DILLON, AUDREY P. DUNNING, DANIEL M. FRIEDBERG, RANDALL S. FRIEDMAN, EMANUEL P. N. HILARIO AND HAYDEE ORTIZ OLINGER. FOR PROPOSAL 2, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF CBIZ CPAs P.C. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026. FOR PROPOSAL 3, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. THE PROXIES (AND THEIR SUBSTITUTES) ARE AUTHORIZED, ACTING INDIVIDUALLY, TO VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT UPON SUCH OTHER BUSINESS (INCLUDING THE ELECTION OF SUBSTITUTE NOMINEES IF ONE OF THE NOMINEES LISTED ON THIS PROXY CARD BECOMES UNABLE TO SERVE) AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD BACK IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. We encourage you to retain the 16-digit control number printed on this proxy card even if you submit your proxy vote over the Internet, by telephone or by mail prior to the Annual Meeting. You will need your control number in order to ask questions or vote at the virtual meeting.